UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CNL GROWTH PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CNL GROWTH PROPERTIES, INC.

Dear Stockholder:

You are cordially invited to attend the annual meeting of the stockholders of CNL Growth Properties, Inc. (“we”, “us” or the “Company”) to be held on August 4, 2016 at 9:00 a.m. Eastern Time at CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida 32801.

At the meeting, we will be seeking your approval of: (i) a plan of complete liquidation and dissolution of the Company, referred to herein as the Plan of Dissolution, (ii) the adjournment of the annual meeting, even if a quorum is present, to solicit additional votes to approve the Plan of Dissolution, if necessary, (iii) the election of three directors and (iv) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

The principal purpose of the Plan of Dissolution is to maximize stockholder value by selling our assets, paying our debts and distributing the net proceeds of our liquidation to our stockholders.

In August 2015, our board of directors appointed a special committee comprised of our independent directors to oversee the process of exploring strategic alternatives for future stockholder liquidity. On September 15, 2015, we engaged CBRE Capital Advisors, Inc. (“CBRE Cap”) to act as exclusive financial advisor to the Company to assist the Company and the special committee with this process.

Our board of directors and the special committee have carefully reviewed and considered the alternatives reasonably available to us at this time, as well as the presentation by CBRE Cap to the special committee and board of directors regarding its estimated range of values per share to be received by our stockholders in a liquidation pursuant to the Plan of Dissolution, the terms and conditions of the Plan of Dissolution and the types of transactions contemplated by the Plan of Dissolution. Our board of directors and the special committee each unanimously determined that a planned liquidation pursuant to the Plan of Dissolution as more fully described in the attached proxy statement will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time, and unanimously approved the sale of all of our assets and our dissolution in accordance with the Plan of Dissolution, pending your approval. Accordingly, our board of directors and the special committee each unanimously recommend that you vote FOR approval of the Plan of Dissolution.

In reaching these conclusions, our board of directors and the special committee each considered a number of factors, including current market conditions, which we believe have made the liquidation of our assets desirable at this time. For these reasons, we currently estimate that if the Plan of Dissolution proposal is approved and we are able to successfully implement the plan, our net proceeds from liquidation could range between approximately $8.41 and $9.39 per share. We previously issued special distributions of $3.00 per share and paid such amounts to our stockholders in connection with the prior sale of five of our properties in 2014 and 2015. When added to the prior special distributions previously paid, we estimate that you could receive in cash for each share of our common stock you hold, including any shares or fractions thereof previously received as stock distributions, an aggregate amount of between approximately $11.41 and $12.39. In reaching their decision to recommend approval of the Plan of Dissolution to our stockholders at this time, our board of directors and the special committee considered the fixed costs of running a small public REIT, particularly when those costs are borne by a relatively small asset base, and other factors discussed in more detail in the attached proxy statement.

We cannot complete the sale of all of our assets and the dissolution pursuant to the terms of the Plan of Dissolution unless you approve that plan. The Plan of Dissolution will not become effective without the affirmative vote of the holders of at least a majority of the shares of our common stock then outstanding and entitled to vote on the Plan of Dissolution Proposal.

The board of directors also recommends that you vote FOR the adjournment of the annual meeting if additional votes are needed to approve the Plan of Dissolution, FOR ALL of the nominated directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

Your vote is very important. Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card, or submit your proxy by telephone or the Internet, as soon as possible. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card.

You are also encouraged to review carefully the enclosed proxy statement, as it explains the reasons for the proposals to be voted on at the annual meeting and contains other important information, including a copy of the Plan of Dissolution, which is attached as Annex A. In particular, please review the matters referred to under “Risk Factors” starting on page 14 for a discussion of the risks related to our business and our proposed liquidation.

Sincerely,

James M. Seneff, Jr.	Thomas K. Sittema
Chairman of the Board	President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the transactions described in this proxy statement, or determined if this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement is dated June 17, 2016 and is first being mailed to stockholders on or about June 24, 2016.

CNL Growth Properties, Inc.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2016 Annual Meeting to be held on August 4, 2016.

To the Stockholders of CNL Growth Properties, Inc.:

The annual meeting of the stockholders of CNL Growth Properties, Inc., a Maryland corporation (“we”, “us” or the “Company”), will be held at CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida 32801, on August 4, 2016, at 9:00 a.m. Eastern Time, for the following purposes:

(1) To consider and vote upon the plan of liquidation and dissolution of the Company (the “Plan of Dissolution”), including the sale of all of our assets and dissolution of the Company contemplated thereby, which is referred to herein as the Plan of Dissolution Proposal;

(2) To consider and vote upon the adjournment of the annual meeting, even if a quorum is present, to solicit additional votes to approve the Plan of Dissolution Proposal, if necessary, which is referred to herein as the Adjournment Proposal;

(3) To consider and vote upon the election of three persons to the Board of Directors of the Company (the “Board”) for terms expiring at the 2017 annual meeting of stockholders and until their successors are duly elected and qualify;

(4) To consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016; and

(5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board does not know of any matters that may be voted upon at the 2016 annual meeting other than the matters set forth above.

This proxy statement and the proxy card are being furnished to our stockholders in connection with the solicitation of proxies by our board of directors for use at the annual meeting.

Our Board has unanimously approved the Plan of Dissolution, including the sale of all of our assets and dissolution of the Company, and recommends that you vote FOR the approval of the Plan of Dissolution Proposal, FOR the approval of the Adjournment Proposal, FOR ALL of the nominated directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016. The proposals are described in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

Only holders of record of our common stock at the close of business on June 20, 2016 are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

To ensure your representation at the annual meeting and the presence of a quorum, whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it to us without delay in the postage-paid envelope enclosed for your convenience or submit your proxy by telephone or the Internet as provided on the proxy card. If a quorum is not reached, our proxy solicitation costs are likely to increase. Should you receive more than one proxy card because your shares are registered in different names and/or addresses, each proxy card should be signed, dated and returned to ensure that all of your shares will be voted. If you are present at the annual meeting or any adjournments or postponements of the annual meeting, you may revoke your proxy and vote personally on the matters properly brought before the annual meeting. Your shares will be voted at the annual meeting in accordance with your proxy.

By Order of the Board of Directors,

Orlando, Florida June 17, 2016	Thomas K. Sittema Chief Executive Officer and President

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE AUTHORIZE A PROXY BY (1) TELEPHONE, (2) USING THE INTERNET OR (3) COMPLETING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,

VOTING AND THE PLAN OF DISSOLUTION

The following are some questions that you, as a stockholder of the Company, may have regarding the annual meeting, voting and the Plan of Dissolution and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information in this section may not provide all the information that might be important to you with respect to the proposals being considered at the annual meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this proxy statement. In this section and elsewhere in this proxy statement, references to “you” refers to the holders of the Company’s common stock to whom the notice of annual meeting and this proxy statement are addressed, and references to “we,” “us” or “our” refer to the Company.

Q.	Why am I receiving this proxy statement?

A.	Our board of directors (the “Board”) is soliciting your proxy vote at the annual meeting because you owned of record shares of our common stock at the close of business on June 20, 2016, the record date for the meeting, and, therefore, are entitled to vote at the annual meeting.

Q.	When and where will the annual meeting be held?

A.	The annual meeting will be held at CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida 32801, on August 4, 2016 at 9:00 a.m. Eastern Time.

Q.	What am I voting on?

A.	You are voting on the following four matters:

Proposal No. 1: Approval of the plan of liquidation and dissolution of the Company (the “Plan of Dissolution”), including the sale of all of our assets and dissolution of the Company contemplated thereby, which is referred to herein as the Plan of Dissolution Proposal;

Proposal No. 2: Approval of the adjournment of the annual meeting, even if a quorum is present, to solicit additional votes to approve the Plan of Dissolution Proposal, if necessary, which is referred to herein as the Adjournment Proposal;

Proposal No. 3: Election of three persons to the Board for terms expiring at the 2017 annual meeting of stockholders and until their successors are duly elected and qualify; and

Proposal No. 4: Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

Q.	What does the Board recommend?

A.	The Board recommends that you vote FOR the Plan of Dissolution Proposal, FOR the Adjournment Proposal, FOR ALL of the nominated directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

Q.	What vote is required to approve each of the proposals?

Proposal No. 1: Approval of the Plan of Dissolution Proposal — The affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon.

Proposal No. 2: Approval of the Adjournment Proposal — The affirmative vote of a majority of the votes cast in person or by proxy.

Proposal No. 3: Election of three persons to the Board for terms expiring at the 2017 annual meeting of stockholders and until their successors are duly elected and qualify — The affirmative vote of a majority of the votes cast by holders of shares represented in person or by proxy is required for the election of each director.

Proposal No. 4: Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016 — The affirmative vote of a majority of the votes cast in person or by proxy.

Q.	What do I need to do now in order to vote on the proposals being considered at the annual meeting?

A.	You should carefully read and consider the information contained in this proxy statement and you may vote by proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, by submitting a proxy over the Internet or by telephone following the instructions on the enclosed proxy card.

If you sign, date and mail your proxy card without identifying how you want to vote, your proxy will be voted FOR the Plan of Dissolution Proposal, FOR the Adjournment Proposal, FOR ALL of the nominated directors and FOR approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

You may also vote by appearing at the annual meeting and voting in person. If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Whether or not you plan to attend the annual meeting, you should submit your proxy card or voting instruction form as described in this proxy statement.

Q.	If my Company shares are held in “street name” by my broker, will the broker vote the shares on my behalf?

A.	If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting, unless you request a proxy from your broker, bank or other nominee. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Plan of Dissolution Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote.” Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote AGAINST the Plan of Dissolution Proposal but will have no effect on the election of each nominee for director or on the Adjournment Proposal. Because brokers have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered certified public accounting firm, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.

Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card. Your vote is important to the success of the proposals. We encourage all of our stockholders whose shares are held in street name to provide their brokers with instructions on how to vote. See “Annual Meeting of the Stockholders of CNL Growth Properties, Inc.—Abstentions; Broker Non-Votes” beginning on page 26 of this proxy statement.

Q.	What will happen if I abstain from voting or fail to vote?

A.	Your abstention will have the same effect as a vote AGAINST the approval of the Plan of Dissolution Proposal but will have no effect on the election of each nominee for director or the Adjournment Proposal or the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016. Failure to attend and vote at the annual meeting or to submit your proxy using one of the available methods will have the same effect as a vote AGAINST the approval of the Plan of Dissolution Proposal but will have no effect on the election of each nominee for director or on the Adjournment Proposal or the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016, and will result in your shares not being considered as “present” for purposes of determining a quorum.

Q.	Can I change my vote after I have delivered my proxy?

A.	Yes. If you are a holder of record, you can change your vote at any time before your proxy is voted at the annual meeting by:

•	delivering a signed written notice of revocation to the Secretary of the Company;

•	signing and delivering a new, valid proxy bearing a later date;

•	submitting another proxy by telephone or the Internet (your latest telephone or Internet voting instructions will be followed); or

•	attending the annual meeting and voting in person, although your attendance alone will not revoke your proxy.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to change your vote.

Q.	Who will count the votes cast at the annual meeting?

A.	First Coast Results, Inc. has been engaged as our independent agent to tabulate stockholder votes cast at the annual meeting. We have also hired Broadridge Investor Communication Solutions, Inc. (“Broadridge”) to assist in the proxy solicitation process. If you are a stockholder of record, and you choose to authorize a proxy over the Internet or by phone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. If you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to Broadridge on behalf of all its clients.

Q.	Who is paying for this proxy solicitation?

A.	We will pay for the entire cost of soliciting proxies. In addition to mailed proxy materials, our directors and officers may also solicit proxies in person, by phone or by other means of communication. Our directors and officers will not be paid any additional compensation for soliciting proxies. We have also hired Broadridge to assist in the proxy solicitation process. Broadridge will be paid a fee of approximately $33,990 plus disbursements. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.	What is the quorum requirement?

A.	A quorum of our stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of 50% in voting power of the shares of our common stock issued and outstanding and entitled to vote are present or represented by proxy at the annual meeting. On the record date, there were 22,526,171.665 shares of our common stock outstanding and entitled to vote. Accordingly, 11,263,085.8325 shares of our common stock must be represented by our stockholders present at the annual meeting or by proxy to have a quorum.

Q.	What should I do if I receive more than one set of voting materials for the annual meeting?

A.	You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:

•	by telephone by calling the toll free number as instructed on the enclosed proxy card;

•	by using the Internet as instructed on the enclosed proxy card; or

•	by mail by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose.

Q.	What should I do if only one set of voting materials for the annual meeting are sent and there are multiple Company stockholders in my household?

A.	Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you contact us at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, Attn: Client Services or (866) 650-0650.

Q.	How can I find out the results of the voting at the annual meeting?

A.	We will file a Current Report on Form 8-K within four business days after the annual meeting to announce voting results. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Questions About the Plan of Dissolution Proposal

Q.	Why is the Plan of Dissolution Proposal being made?

A.	In August 2015, our Board appointed a special committee comprised of the Company’s independent directors (the “Special Committee”) to oversee the process of exploring strategic alternatives for future stockholder liquidity. In September 2015, the Company engaged CBRE Capital Advisors, Inc. (“CBRE Cap”) to act as exclusive financial advisor to the Company to assist the Company and the Special Committee with this process. CBRE Cap began to identify potential acquirers for the Company.

In December 2015, our Board and our advisor, CNL Global Growth Advisors, LLC, referred to herein as the “Advisor,” considered two non-binding proposals to acquire the Company received by CBRE Cap. Under each of these proposals, our stockholders could have received approximately $8.50 per share. We previously issued special distributions of $3.00 per share and paid such amounts to our stockholders in 2015. When added to these prior special distributions, under each of these proposals, our stockholders would have received an aggregate amount of approximately $11.50 per share. Both proposals included a number of financial and timing contingencies and both prospective buyers indicated they would need to access the capital markets to raise the required funds for closing. After considering the proposals, our Advisor recommended, and our Board, including the Special Committee agreed, that due to the potential complexities and execution risks discussed later in this proxy statement we should not pursue the two whole-entity proposals but rather begin to prepare for an orderly disposition of individual or groups of our assets. See “Proposal One — The Plan of Dissolution Proposal—Background of the Plan of Dissolution—Chronology of Events” for further information regarding the Board’s evaluation of the two proposals and decision to seek an orderly liquidation through the sale of individual assets or a sub-portfolio of assets.

After consultation with the Advisor, our Board and the Special Committee each has concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive if a different alternative reasonably available was implemented, and our Board resolved to seek your approval to pursue the Plan of Dissolution. In reaching this conclusion, our Board and the Special Committee each considered the continuing expense of continuing to operate the Company as a comparatively small public real estate investment trust and current market conditions, which we believe have made the liquidation of our assets desirable at this time. We estimate that our net proceeds from liquidation could range between approximately $8.41 and $9.39 per share. We previously issued special distributions of $3.00 per share and paid such amounts to our stockholders in connection with the prior sale of five of our properties in 2014 and 2015. When added to the special distributions previously paid, we estimate that you could receive in cash for each share of our common stock you hold, including any shares or fractions thereof previously received as stock distributions, an aggregate amount of between approximately $11.41 and $12.39. These estimates are based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the period under which we implement the Plan of Dissolution as described below could have a material effect on the ultimate amount of proceeds received by stockholders.

Q.	What will happen if the Plan of Dissolution is not approved by our stockholders?

A:	If the Plan of Dissolution is not approved by our stockholders, our Board will meet to determine what other reasonably available alternatives to pursue in the best interest of our company and our stockholders, including, without limitation, continuing to operate under the current business plan. However, we believe that the other alternatives to the Plan of Dissolution that were considered are less desirable for us, and that if we continue to operate under the current business plan we may not be able to make distributions because our portfolio may not generate sufficient cash flow to do so. If we are unable to make distributions or have to make reduced distributions to our stockholders, we may be unable to continue to meet REIT distribution requirements.

Q.	What alternatives to liquidation have you considered?

A.	We explored the options of:

•	continuing under the current business plan;

•	seeking to dispose of our assets through a merger or a whole-entity sale;

•	listing shares of our common stock on a national stock exchange or on a quotation system of a national securities association; or

•	raising additional debt financing.

However, after reviewing the issues facing us and the alternatives reasonably available to us at this time, we concluded that pursuing a Plan of Dissolution was the most desirable alternative available to us at this time.

Q.	What is the Plan of Dissolution?

A.	The Plan of Dissolution authorizes us to undertake an orderly liquidation. In an orderly liquidation, we would sell all of our assets, pay all of our known liabilities, provide for the payment of our unknown or contingent liabilities, distribute our remaining cash to our stockholders, wind-up our operations and dissolve. In order to dissolve, the Company will file articles of dissolution (“Articles of Dissolution”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”), the Company’s jurisdiction of incorporation, to dissolve the Company as a legal entity following the satisfaction of its outstanding liabilities. Our Board, in its sole discretion, will determine the timing for this filing. Although the Company anticipates making one or more cash distributions to its stockholders upon the sale of one or more of our remaining properties and upon the filing of the Articles of Dissolution with the SDAT, a final distribution to holders of our common stock may not be made until all liabilities of the Company have been satisfied. Upon dissolution, we will cease to exist.

Q.	What are the key provisions of the Plan of Dissolution?

A.	The Plan of Dissolution provides, in pertinent part, that, among other things:

•	we will be authorized to sell all of our assets (including, if appropriate, through a whole-entity sale or sale of one or more of our subsidiaries or our direct or indirect ownership interests in these subsidiaries), liquidate and dissolve the Company, and distribute the net proceeds of such liquidation in accordance with the provisions of our Third Articles of Amendment and Restatement (the “Charter”) and applicable law. Although we currently anticipate that we will sell our assets for cash and our discussion in this proxy statement contemplates that we will receive cash for the sale of our assets, the Plan of Dissolution provides that our assets may be sold for cash, notes, redemption of equity or such other assets as may be conveniently liquidated or distributed to stockholders.

•	we will be authorized to take all necessary or advisable actions to wind-up our business, pay our debts, and distribute the remaining proceeds to our stockholders.

•	we will be authorized to provide for the payment of any unascertained or contingent liabilities. We may do so by purchasing insurance, by establishing a reserve fund or in other ways.

•	we expect to distribute all of the net proceeds from the sale of our assets to you within 24 months after the date the Plan of Dissolution is approved by our stockholders. However, if we cannot sell our assets and pay our debts within 24 months, or if our Board and the Special Committee determine that it is otherwise advisable to do so, we may transfer and assign our remaining assets to a liquidating trust. Upon such transfer and assignment, our stockholders will receive interests in the liquidating trust. The liquidating trust will pay or provide for all of our liabilities and distribute any remaining net proceeds from the sale of its assets to the holders of interests in the liquidating trust. The amounts that you would receive from the liquidating trust are included in our estimates described above of the total amount of cash that you will receive in the liquidation.

•	once we make our final distribution and dissolve, all of our outstanding shares of stock will be cancelled and we will cease to exist.

•	the Special Committee or, if a liquidating trust is established, the trustees of the liquidating trust, may modify or amend the Plan of Dissolution without further action by our stockholders to the extent permitted under applicable law.

Q.	Do you have agreements to sell your assets?

A:	As of the date of this proxy statement and as previously disclosed, we have entered into agreements to sell two of our remaining properties, Aura Castle Hills and REALM Patterson Place. We currently anticipate that the consummation of these sales will occur prior to the date of the annual stockholders’ meeting to which this proxy statement relates. However, there can be no assurance that these sales will ultimately be completed. We do not expect that these sales will have a material effect on the range of estimated net proceeds from liquidation discussed in this proxy statement.

Q.	If the Plan of Dissolution Proposal is approved, what do you estimate that the holders of Company common stock will receive?

A.	The amount of cash that may ultimately be received by Company stockholders is not yet known. However, we currently estimate that our net proceeds from liquidation could range between approximately $8.41 and $9.39 per share. We previously issued special distributions of $3.00 per share and paid such amounts to our stockholders in connection with the prior sale of five of our properties in 2014 and 2015. When added to the prior special distributions, we estimate that you could receive in cash for each share of our common stock you hold, including any shares or fractions thereof previously received as stock distributions, an aggregate amount of between approximately $11.41 and $12.39. There are many factors that may affect the amounts available for distribution to Company stockholders, including, among other things, the ultimate sale price of each asset, changes in market demand for apartment properties during the implementation of the Plan of Dissolution, the amount of taxes, transaction fees, expenses relating to the dissolution, and unanticipated or contingent liabilities arising hereafter. No assurance can be given as to the amounts you will ultimately receive. If the Company has underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount ultimately distributed to Company stockholders could be less than that set forth above.

Q.	When will I receive my liquidating distributions?

A.	We expect to make liquidating distributions to our stockholders throughout the period of the liquidation process and to make the final liquidating distribution after we sell all of our assets, pay all of our known liabilities and provide for unknown liabilities. We expect to complete these activities within 24 months after stockholder approval of the Plan of Dissolution. If we have not sold all of our assets and paid all of our liabilities within 24 months after stockholder approval of the Plan of Dissolution, or if our Board and the Special Committee otherwise determine that it is advantageous to do so, we may transfer our remaining assets and liabilities to a liquidating trust. We would then distribute interests in the liquidating trust to our stockholders. If we establish a reserve fund, we may make a final distribution from any funds remaining in the reserve fund after we determine that all of our liabilities have been paid.

The actual amounts and timing of the liquidating distributions will be determined by our Board or, if a liquidating trust is formed, by the trustees of the liquidating trust, in their discretion. If you transfer your shares during the liquidation, the right to receive liquidating distributions will transfer with those shares.

Q.	What is a liquidating trust?

A.	A liquidating trust is a trust organized for the primary purpose of liquidating and distributing the assets transferred to it. If we form a liquidating trust, we will transfer to our stockholders beneficial interests in the liquidating trust. These interests will generally not be transferable by you.

Q.	What will happen to my shares of stock?

A.	If our stockholders approve the Plan of Dissolution, after we have sold all of our assets, satisfied our liabilities and made our final liquidating distribution to our stockholders, all shares of our common stock owned by you will be cancelled at the end of the liquidation process.

Q.	What vote of Company stockholders is required to approve the Plan of Dissolution Proposal?

A.	Approval of the Plan of Dissolution Proposal requires the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon.

Q.	How does the Board recommend that we vote on the Plan of Dissolution Proposal?

A.	Our Board recommends that you vote FOR the Plan of Dissolution Proposal. Our Board has determined that the Plan of Dissolution is advisable and in the best interests of the Company and its stockholders. Accordingly, our Board has unanimously approved the Plan of Dissolution. For a more complete description of the recommendation of our Board, see “Annual Meeting of the Stockholders of CNL Growth Properties, Inc.” beginning on page 25 of this proxy statement and “Proposal One—The Plan of Dissolution Proposal” beginning on page 28 of this proxy statement.

Q.	Are there any interests in the liquidation that differ from my own?

A.	Yes, some of our directors and officers and the Advisor have interests in the liquidation that are different from your interests as a stockholder, including the following:

•	All of our executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to the Company. We currently do not pay any direct compensation to our executive officers.

•	The Advisor will be entitled to subordinated incentive fees in connection with the sale of the Company’s assets, which are estimated to be between approximately $1.6 million and $3.6 million, depending upon and correlated to the price received by us for the sale of our properties. See “Proposal One — The Plan of Dissolution Proposal—Use of Liquidation Proceeds.”

•	Thomas K. Sittema, our President and Chief Executive Officer and the president and chief executive officer of our Advisor, is on the board of directors of Crescent Communities, LLC, formerly Crescent Resources, LLC (“Crescent”), a joint venture partner of the Company with one of its multifamily development projects. As joint venture partner, Crescent and/or its affiliates is entitled to certain promote fees pursuant to the sales of the project, and may receive more than its pro rata share depending on the price sold.

•	Our executive officers and directors own a total of 52,570 shares of our common stock, for which we estimate they will receive distributions of between approximately $442,114 and $493,632 in connection with our liquidation.

Consequently, our officers and directors and the Advisor may be more likely to support the Plan of Dissolution than might otherwise be the case if they did not expect to receive those payments. Our Board and the Special Committee each were aware of these interests and considered them in making their recommendations. For further information regarding these and other interests that differ from your interests please see the section titled “Interests in the Liquidation that Differ from Your Interests.”

Q.	Did you obtain any opinions about the value of the Company?

A.	Yes. CBRE Cap provided to the Board an opinion dated May 5, 2016, as to the estimated range of values per share to be received by the Company’s stockholders in a liquidation pursuant to the Plan of Dissolution. The CBRE Cap written opinion of value, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection therewith, is attached as Annex B to this proxy statement. CBRE Cap provided its opinion for the information and assistance of our Board in connection with its consideration of the Plan of Dissolution. You are encouraged to read the opinion of value in its entirety. The CBRE Cap opinion constitutes neither a recommendation to you as to how you should vote on the proposals set forth in this proxy statement nor a guarantee as to the actual amount of consideration that will be received by you under the Plan of Dissolution.

Q.	Are there any risks related to the Plan of Dissolution?

A.	Yes. You should carefully review the section entitled “Risk Factors” beginning on page 14 of this proxy statement.

Q.	What are the United States federal income tax consequences of the Plan of Dissolution?

A.	Subject to the limitations, assumptions, and qualifications described in this proxy statement and the approval by the Company’s stockholders of the Plan of Dissolution, the intended liquidation and dissolution of the Company pursuant to the Plan of Dissolution will constitute a taxable distribution to you in redemption of your Company common stock, with the following material federal income tax consequences to the Company’s stockholders.

In general, if the Plan of Dissolution is approved and we are liquidated, you will realize, for U.S. federal income tax purposes, gain or loss equal to the difference between the cash distributed to you by the Company and your adjusted tax basis in your Company common stock. If we distribute interests in a liquidating trust (as defined in the section entitled “Material United States Federal Income Tax Consequences”) to you, you would be required to recognize any such gain in the taxable year of the distribution of the liquidating trust interests (to the extent that you have not recognized such gain in prior taxable years), although you may not receive the cash necessary to pay the tax on such gain. If you receive cash from the liquidating trust, you may receive such cash after the due date for filing your tax return and paying the tax on such gain. A summary of the possible tax consequences to you begins on page 43 of this proxy statement. You should consult your tax advisor as to the tax effect of the Plan of Dissolution to you based on your particular circumstances.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF SUCH TRANSACTIONS.

You are urged to read the discussion in the section entitled “Material United States Federal Income Tax Consequences” beginning on page 43 of this proxy statement and to consult your tax advisor as to the United States federal income tax consequences of the dissolution, as well as the effects of state, local and foreign tax laws.

General Questions

Q.	Why is the Company seeking a stockholder vote on the Adjournment Proposal?

A.	Adjourning the annual meeting to a later date will give us additional time to solicit proxies to vote in favor of approval of the Plan of Dissolution Proposal, if necessary. Consequently, we are seeking your approval of the Adjournment Proposal to ensure that, if necessary, we will have enough time to solicit the required votes for the Plan of Dissolution Proposal.

Q.	Who can help answer my questions?

A.	If you have any questions about the annual meeting, the Plan of Dissolution or Adjournment Proposals, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact us or our proxy solicitor, Broadridge.

CNL Growth Properties, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 866-650-0650 Attn: Client Services	Broadridge Investor Communication Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717 855-325-6675

SUMMARY TERM SHEET

The following is a summary that highlights information contained in this proxy statement that relates to the proposed dissolution of the Company. This summary may not contain all of the information that may be important to you. For a more complete description of the Plan of Dissolution, we encourage you to read carefully this entire proxy statement, including the attached annexes.

Description of Business (see page 22)

We were organized as a Maryland corporation on December 12, 2008 and have elected to be taxed, and currently qualify as a real estate investment trust (“REIT”) for federal income tax purposes.

We commenced our initial public offering on October 20, 2009, which closed on April 7, 2013. On August 19, 2013, we commenced a follow-on offering which terminated on April 11, 2014 (the “Offerings”). Through the Offerings, we received aggregate offering proceeds of approximately $208.3 million and issued a total of 19,946,028 shares of common stock. On June 24, 2010, the Board authorized a distribution policy providing for a daily stock distribution equal to 0.000219178 of a share of common stock on each outstanding share of common stock (which was equal to an annualized distribution rate of 0.08 of a share based on a 365-day calendar year). Distributions pursuant to this policy began on July 1, 2010. Effective October 1, 2012, the Board authorized the declaration of a monthly stock distribution of 0.006666667 of a share of common stock on each outstanding share of common stock (which represented an annualized distribution rate of 0.08 of a share based on a calendar year), payable to all common stockholders of record as of the close of business on the first day of each month and distributed quarterly. Effective October 1, 2012, the shares pursuant to this policy were issued on or before the last business day of the applicable quarter. On September 15, 2014, our Board approved the termination of the stock distributions. During the period that our stock distribution policy was in effect, we issued a total of 472,462 shares of common stock pursuant to the policy.

We are externally advised by CNL Global Growth Advisors, LLC and our property manager is CNL Global Growth Managers, LLC (the “Property Manager”), each of which is a Delaware limited liability company and a wholly owned affiliate of CNL Financial Group, LLC, our sponsor (“CNL”). The Advisor is responsible for managing our affairs on a day-to-day basis and for identifying, recommending and executing acquisitions and dispositions on our behalf pursuant to an advisory agreement.

Our primary investment objectives prior to our Board and the Special Committee recommending that stockholders vote to approve the Plan of Dissolution were to:

•	realize growth in the value of our assets;

•	preserve, protect and return our stockholders’ invested capital;

•	invest in a diversified portfolio of assets; and

•	explore liquidity options in the future, including the sale of either us or our assets, potential merger opportunities or the listing of our common stock on a national securities exchange.

Our investment strategy has allowed us to acquire a number of growth-oriented real estate and real estate-related assets. To date, our investments have focused on multifamily development projects in the Southeastern and Sun Belt regions of the United States due to favorable and compelling market and industry data and unique opportunities to co-invest with experienced development operators.

Stockholders’ Meeting; Vote Required (see page 25)

The annual meeting of our stockholders will be held on August 4, 2016 at 9:00 a.m. Eastern Time, at CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida 32801. At the annual meeting, our stockholders will be asked:

(1) to consider and vote upon the Plan of Dissolution Proposal;

(2) to consider and vote upon the Adjournment Proposal;

(3) to consider and vote upon the election of three persons to our Board for terms expiring at the 2017 annual meeting of stockholders and until their successors are duly elected and qualify;

(4) to consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016; and

(5) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of record of our common stock at the close of business on June 20, 2016, the record date, are entitled to notice of and to vote at the annual meeting.

Approval of the Plan of Dissolution Proposal requires the affirmative vote of a majority of the holders of the shares of our common stock outstanding on the record date and entitled to vote thereon.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the annual meeting assuming a quorum is present.

Election of each director requires the affirmative vote of a majority of the votes cast by holders of shares represented in person or by proxy.

Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the votes cast in person or by proxy.

Plan of Dissolution (see page 28)

At the annual meeting, you will be asked to consider and vote upon a proposal to approve the Plan of Dissolution, attached to this proxy statement as Annex A. If the Plan of Dissolution Proposal is approved by our stockholders, we intend to, from time to time as favorable opportunities arise, dispose of all of our assets in exchange for cash, notes or such other assets as may be conveniently liquidated or distributed, which we expect to accomplish within 24 months after approval of the Plan of Dissolution. Upon the sale of our assets, we plan to file Articles of Dissolution and such other documents as may be required to dissolve the Company with the SDAT, which will commence a formal process under which we will give notice of our intention to dissolve, allow our creditors to come forward to make claims for amounts owed to them, reserve amounts for payment to our creditors (including amounts required to cover unknown or contingent liabilities), wind-up our affairs, and distribute the net proceeds from the sale of our assets to our stockholders. You are encouraged to read carefully the Plan of Dissolution in its entirety because it is the legal document that governs our proposed liquidation and dissolution.

Background of the Plan of Dissolution; Reasons for the Liquidation

In August 2015, our Board appointed the Special Committee to oversee the process of exploring strategic alternatives for future stockholder liquidity, including opportunities to merge with another company, the listing of our common stock on a national securities exchange, our sale or the sale of all of our assets. On September 15, 2015, we engaged CBRE Cap to act as our exclusive financial advisor and assist us and the Special Committee with this evaluation process.

In December 2015, our Advisor notified our Board of two non-binding proposals CBRE Cap received to acquire the Company. Under each of these proposals, our stockholders could have received approximately $8.50 per share, excluding the prior special distributions of $3.00 per share paid to our stockholders in 2015. When added to these prior special distributions, under each of these proposals, our stockholders could have received an aggregate amount of approximately $11.50 per share. Our Board and our Advisor evaluated the proposals. Both offers proposed to acquire 100% of the Company’s shares in an entity level transaction with certain financial contingencies. Both prospective buyers requested that the Company grant them extended periods of exclusivity and made their offers contingent on additional due diligence. The prospective buyers indicated they would need to access the capital markets to raise the required funds. Additionally, one of the prospective buyers proposed to issue preferred stock in lieu of a portion of the cash if it was unable to raise sufficient funds, which preferred stock the Board believed would have had significant liquidity constraints. Because of the financing contingencies in the proposals, both prospective purchasers proposed that the closing would not occur until mid-year 2016 so that they could raise capital and/or obtain SEC approval for the registration of securities to be offered to our stockholders. We would bear the execution risk relating to the financing contingencies, including SEC review of any registration statement covering securities to be issued to our stockholders as partial consideration.

Our Board and our Advisor discussed the estimated differences in valuations between a sale or merger of the entire company at mid-year 2016 and an orderly individual or sub-portfolio asset sales approach concluding between late 2016 and mid-2017. The proposals for the entire company ranged from $11.50-11.52 per share, including $3.00 per share of special distributions paid to stockholders in 2015, while estimates for the multiple asset or sub-portfolio sales ranged from $12.13-12.18 per share, including prior distributions of $3.00 per share. In the opinion of the Advisor and the Board, the two proposals also discounted the value of the Company’s development projects to reflect risks of completion even though such risks would have been mitigated before the closing of the entity sale upon scheduled completion. These values did not include a time value of money discount to represent the potential timing difference between an entity sale and the conclusion of asset or sub-portfolio sales. Our Board and management noted that although individual or sub-portfolio sales would require multiple transactions and other additional activity as compared to an entity sale only involving a single transaction, there existed a number of complexities and execution risk of an entity sale as opposed to relatively straight forward asset sales, including the potential impact if certain of our joint venture partners refused to cooperate in an entity sale transaction that left them with a new partner and little leverage other than their contractual buy-sell rights.

We also considered the fixed costs associated with running a public REIT, and noted that as additional properties are sold, the remaining portfolio would be required to cover the costs of managing the REIT. The shrinking base thus negatively affects the long-term sustainability of the Company and would harm stockholder value. We decided it would be advantageous to liquidate properties and the REIT quickly, rather than over an extended period. We discussed with CBRE Cap the two proposals presented to us and the entity sale process, and compared the entity sale process with liquidation. After these discussions, our Advisor recommended, and our Board, including the Special Committee agreed, that we should not pursue the two whole-entity proposals but rather begin to prepare for an orderly disposition of individual or groups of our assets.

On May 5, 2016, our Board and the Special Committee each unanimously determined that the terms of the Plan of Dissolution are fair to the Company’s stockholders, and in your best interests, and approved the Plan of Dissolution. The decision of our Board and the Special Committee to seek a dissolution following the sale of all of our assets was made after considering various strategic alternatives for future stockholder liquidity reasonably available to us at this time.

As discussed more fully below, our Board and the Special Committee each concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time.

We believe that market conditions are favorable for several reasons, including, without limitation, the following: low cost of debt, low capitalization rates, many potential buyers in the marketplace, desirability of the locations of our assets, and the new supply our assets bring to these locations. We note, however, that our estimates of net liquidation proceeds are based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the period under which we implement the Plan of Dissolution as described below could have a material effect on the ultimate amount of proceeds received by stockholders.

Interests in the Liquidation That Differ from Your Interests

In considering our Board’s and the Special Committee’s recommendations that you vote in favor of the Plan of Dissolution Proposal, you should be aware that some of our directors and officers and the Advisor have interests in the liquidation that are different from your interests as a stockholder, including the following:

•	All of our executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to the Company. We currently do not pay any direct compensation to our executive officers.

•	The Advisor will be entitled to subordinated incentive fees in connection with the sale of the Company’s assets, which are estimated to be between approximately $1.6 million and $3.6 million, depending upon and correlated to the price received by us for the sale of our properties.

•	Thomas K. Sittema, our President and Chief Executive Officer and the president and chief executive officer of our Advisor, is on the board of directors of Crescent Communities, LLC, formerly Crescent Resources, LLC (“Crescent”), a joint venture partner of the Company with one of its multifamily development projects. As joint venture partner, Crescent and/or its affiliates are entitled to certain promote fees pursuant to the sales of certain of the properties, and may receive more than their pro rata share depending on the price sold.

•	Our executive officers and directors own a total of 52,570 shares of our common stock, for which we estimate they will receive distributions of between approximately $442,114 and $493,632 in connection with our liquidation.

Consequently, our officers and directors and the Advisor may be more likely to support the Plan of Dissolution than might otherwise be the case if they did not expect to receive those payments. Our Board and the Special Committee each were aware of these interests and considered them in making their recommendations. For further information regarding these and other interests that differ from your interests please see the section titled “Interests in the Liquidation that Differ from Your Interests.”

Opinion of Value of Financial Advisor to Special Committee of Our Board of Directors (see page 33 and Annex B)

In September 2015, we engaged CBRE Cap to act as our exclusive financial advisor and assist us and the Special Committee with the evaluation of strategic alternatives for future stockholder liquidity, including opportunities to merge with another company, the listing of our common stock on a national securities exchange, our sale or the sale of all of our assets. As part of CBRE Cap’s engagement, we requested CBRE Cap to provide an opinion of value of the Company for the purpose of assisting the Board with establishing an estimated range of values per share in relation to the Company’s Plan of Dissolution.

The CBRE Cap written opinion of value dated May 5, 2016, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection therewith, is attached as Annex B to this proxy statement. CBRE Cap provided its opinion for the information and assistance of our Board in connection with its consideration of the Plan of Dissolution. You are encouraged to read the opinion of value in its entirety. The CBRE Cap opinion constitutes neither a recommendation to you as to how you should vote on the proposals set forth in this proxy statement nor a guarantee as to the actual amount of consideration that will be received by you under the Plan of Dissolution.

Recommendation of our Board of Directors (see pages 42, 49 and 50)

Our Board has determined that the proposals are fair to, advisable and in the best interests of the Company and our stockholders, and unanimously recommends that you vote FOR the Plan of Dissolution Proposal, FOR the Adjournment Proposal, FOR ALL of the nominated directors and FOR approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

Material United States Federal Income Tax Consequences (see page 43)

You are urged to read the discussion in the section entitled “Material United States Federal Income Tax Consequences” beginning on page 43 of this proxy statement and to consult your tax advisor as to the United States federal income tax consequences of the Plan of Dissolution, as well as the effects of state, local and foreign tax laws.

RISK FACTORS

The following risk factors, together with the other information in this proxy statement and in the “Risk Factors” sections included in the documents incorporated by reference herein (see “Where You Can Find More Information” on page 66), should be carefully considered by each of our stockholders before deciding whether to vote to approve the Plan of Dissolution Proposal as described in this proxy statement. In addition, our stockholders should keep in mind that the risks described below are not the only risks that are relevant to your voting decision. The risks described below are the risks that we currently believe are the material risks of which our stockholders should be aware. However, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important.

RISKS THAT MAY DELAY OR REDUCE OUR LIQUIDATING DISTRIBUTIONS

We currently estimate that our net proceeds from liquidation could range between approximately $8.41 and $9.39 per share, excluding the prior special distributions of $3.00 per share paid to our stockholders in connection with the prior sale of five of our properties in 2014 and 2015. When added to the prior special distributions, we estimate that you could receive in cash for each share of our common stock you hold, including any shares or fractions thereof previously received as stock distributions, an aggregate amount of between approximately $11.41 and $12.39, for which we anticipate paying the balance within 24 months after stockholder approval of the Plan of Dissolution. However, our expectations about the amount of liquidating distributions that we will make and when we will make them are based on many estimates and assumptions, one or more of which may prove to be incorrect. As a result, the actual amount of liquidating distributions we pay to you may be more or less than we estimate in this proxy statement. In addition, the liquidating distributions may be paid later than we predict. For each property, our joint venture partner must consent to the property’s listing and sale, which may further delay the sale process. In addition to the risks that we generally face in our business, factors that could cause actual payments to be lower or made later than we expect include, among others, the risks set forth below:

If any of the parties to our future sale agreements default thereunder, or if these sales do not otherwise close, our liquidating distributions may be delayed or reduced.

If you approve the Plan of Dissolution, we will seek to enter into binding sale agreements for each of our properties. The consummation of the potential sales for which we will enter into sale agreements in the future will be subject to satisfaction of closing conditions. If any of the transactions contemplated by these future sale agreements do not close because of a buyer default, failure of a closing condition or for any other reason, we will need to locate a new buyer for the assets which we may be unable to do promptly or at prices or on terms that are as favorable as the original sale agreement. We will also incur additional costs involved in locating a new buyer and negotiating a new sale agreement for this asset. These additional costs are not included in our projections. In the event that we incur these additional costs, our liquidating payments to our stockholders would be delayed or reduced.

If we are unable to find buyers for our assets at our expected sales prices, our liquidating distributions may be delayed or reduced.

As of the date of this proxy statement and as previously disclosed, two of our properties are subject to agreements providing for their sale. In calculating our estimated range of liquidating distributions, we assumed that we will be able to find buyers for all of our assets at amounts based on our estimated range of market values for each property. However, we may have overestimated the sales prices that we will ultimately be able to obtain for these assets. For example, in order to find buyers in a timely manner, we may be required to lower our asking price below the low end of our current estimate of the property’s market value. If we are not able to find buyers for these assets in a timely manner or if we have overestimated the sales prices we will receive, our liquidating payments to our stockholders would be delayed or reduced. Furthermore, the projected liquidating distribution is based upon the Advisor’s estimates of the range of market value for each property, but real estate market values are constantly changing and fluctuate with changes in interest rates, supply and demand dynamics, occupancy percentages, lease rates, the availability of suitable buyers, the perceived quality and dependability of income flows from tenancies and a number of other factors, both local and national. In addition, minority ownership matters, transactional fees and expenses, environmental contamination at our properties or unknown liabilities, if any, may adversely impact the net liquidation proceeds from those assets.

If our liquidation costs or unpaid liabilities are greater than we expect, our liquidating distributions may be delayed or reduced.

Before making the final liquidating distribution, we will need to pay or arrange for the payment of all of our transaction costs in the liquidation, all other costs and all valid claims of our creditors. Our Board may also decide to acquire one or more insurance policies covering unknown or contingent claims against us, for which we would pay a premium which has not yet been determined. Our Board may also decide to establish a reserve fund to pay these contingent claims. The amounts of transaction costs in the liquidation are not yet final, so we have used estimates of these costs in calculating the amounts of our projected liquidating distributions. To the extent that we have underestimated these costs in calculating our projections, our actual net liquidation value may be lower than our estimated range. In addition, if the claims of our creditors are greater than we have anticipated or we decide to acquire one or more insurance policies covering unknown or contingent claims against us, our liquidating distributions may be delayed or reduced. Further, if a reserve fund is established, payment of liquidating distributions to our stockholders may be delayed or reduced.

Pursuing the Plan of Dissolution may cause us to fail to qualify as a REIT, which would dramatically lower the amount of our liquidating distributions.

For so long as we qualify as a REIT and distribute all of our taxable income, we generally are not subject to federal income tax. Although our Board does not presently intend to terminate our REIT status prior to the final distribution of the net proceeds from the sale of our assets and our dissolution, our Board may take actions pursuant to the Plan of Dissolution that would result in such a loss of REIT status. Upon the final distribution of the net proceeds from the sale of our assets and our dissolution, our existence and our REIT status will terminate. However, there is a risk that our actions in pursuit of the Plan of Dissolution may cause us to fail to meet one or more of the requirements that must be met in order to qualify as a REIT prior to completion of the Plan of Dissolution. For example, to qualify as a REIT, at least 75% of our gross income must come from real estate sources and 95% of our gross income must come from real estate sources and certain other sources that are itemized in the REIT tax laws, mainly interest and dividends. We may encounter difficulties satisfying these requirements as part of the liquidation process. In addition, in connection with that process, we may recognize ordinary income in excess of the cash received. The REIT rules require us to pay out a large portion of our ordinary income in the form of a dividend to our stockholders. However, to the extent that we recognize ordinary income without any cash available for distribution, and if we were unable to borrow to fund the required dividend or find another way to meet the REIT distribution requirements, we may cease to qualify as a REIT. While we expect to comply with the requirements necessary to qualify as a REIT in any taxable year, if we are unable to do so, we will, among other things (unless entitled to relief under certain statutory provisions):

•	not be allowed a deduction for dividends paid to stockholders in computing our taxable income;

•	be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income, including recognized gains, at regular corporate rates;

•	be subject to increased state and local taxes; and

•	be disqualified from treatment as a REIT for the taxable year in which we lose our qualification and for the four following taxable years.

As a result of these consequences, our failure to qualify as a REIT could substantially reduce the funds available for distribution to our stockholders.

Pursuing the Plan of Dissolution may cause us to be subject to federal income tax, which would reduce the amount of our liquidating distributions.

We generally are not subject to federal income tax to the extent that we distribute to our stockholders during each taxable year (or, under certain circumstances, during the subsequent taxable year) dividends equal to our taxable income for the year. However, we are subject to federal income tax to the extent that our taxable income exceeds the amount of dividends paid to our stockholders for the taxable year. In addition, we are subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of 85% of our ordinary income for that year, plus 95% of our capital gain net income for that year, plus 100% of our undistributed taxable income from prior years. While we intend to make distributions to our stockholders sufficient to avoid the imposition of any federal income tax on our taxable income and the imposition of the excise tax, differences in timing between the actual receipt of income and actual payment of deductible expenses, and the inclusion of such income and deduction of such expenses in arriving at our taxable income, could cause us to have to either borrow funds on a short-term basis to meet the REIT distribution requirements, find another alternative for meeting the REIT distribution requirements, or pay federal income and excise taxes. The cost of borrowing or the payment of federal income and excise taxes would reduce the funds available for distribution to our stockholders.

So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” are sales of property held primarily for sale to customers in the ordinary course of a trade or business. The prohibited transactions tax is intended to prevent a REIT from retaining any profit from ordinary retailing activities such as sales to customers of condominium units or subdivided lots in a development project. The Code provides for a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions. Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties will constitute a prohibited transaction. We do not believe that the sales of the Company’s properties pursuant to the Plan of Dissolution should be subject to the prohibited transactions tax. However, due to the anticipated sales volume and other factors, the contemplated sales may not qualify for the protective safe harbor. We have received an opinion from a nationally recognized accounting firm concluding that the sales of our properties in anticipation of, simultaneous and subsequent to the adoption of the Plan of Dissolution should not constitute prohibited transactions within the meaning of the Code. This opinion is not binding upon the Internal Revenue Service which may assert that the contemplated sales are subject to the prohibited transactions tax. There can, however, be no assurances that the IRS will not successfully challenge the characterization of properties we hold for purposes of applying the prohibited transaction tax.

Distributing interests in a liquidating trust may cause our stockholders to recognize gain prior to the receipt of cash.

The REIT provisions of the Code generally require that each year we distribute as a dividend to our stockholders 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain). Liquidating distributions we make pursuant to the Plan of Dissolution will qualify for the dividends paid deduction, provided that they are made within 24 months of the adoption of such plan. Conditions may arise which cause us not to be able to liquidate within such 24-month period. For instance, it may not be possible to sell our assets at acceptable prices during such period. In such event, rather than retain our assets and risk losing our status as a REIT, we may elect to transfer our remaining assets and liabilities to a liquidating trust in order to meet the 24-month requirement. We may also elect to transfer our remaining assets and liabilities to a liquidating trust within such 24-month period to avoid the costs of operating as a public company. Such a transfer would be treated as a distribution of our remaining assets to our stockholders, followed by a contribution of the assets to the liquidating trust. As a result, a Company stockholder would recognize gain to the extent such stockholder’s share of the cash and the fair market value of any assets received by the liquidating trust was greater than the stockholder’s basis in the stock, notwithstanding that the stockholder would not contemporaneously receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. See “Material United States Federal Income Tax Consequences —United States Federal Income Tax Consequences to U.S. Stockholders” on page 43. In addition, it is possible that the fair market value of the assets received by the liquidating trust, as estimated for purposes of determining the extent of the stockholder’s gain at the time interests in the liquidating trust are distributed to the stockholders, will exceed the cash or fair market value of property received by the liquidating trust on a sale of the assets. In this case, the stockholder would recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, which loss may be limited under the Code.

You may not receive any profits resulting from the sale of one or more of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.

If you approve the Plan of Dissolution, you may experience a delay before receiving your share of the net proceeds of such liquidation. In a liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We do not have any limitations or restrictions on taking such purchase money obligations. To the extent we receive promissory notes or other property in lieu of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. We may receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments may be spread over a number of years. In such event, you may experience a delay in the distribution of the net proceeds of a sale until such time as the installment payments are received.

OTHER RISKS OF THE PROPOSALS

There can be no assurance that our adoption of the Plan of Dissolution will result in greater returns to you on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time.

If our stockholders approve the Plan of Dissolution, you will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets once such assets are sold. While our Board and the Special Committee each believe that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time, such belief relies on certain assumptions and judgments concerning future events. Therefore, it is possible that continuing with the status quo or pursuing one or more of the other alternatives could provide you with a greater return within a reasonable period of time. In that case, we will be foregoing those attractive opportunities if we implement the Plan of Dissolution. If the Plan of Dissolution is not approved by you and our other stockholders, our Board and the Special Committee intends to evaluate our remaining strategic alternatives.

Our Board may abandon or delay implementation of the Plan of Dissolution even if it is approved by our stockholders.

Our Board has adopted and approved a Plan of Dissolution for the liquidation and dissolution of the Company. Nevertheless, our Board may terminate the Plan of Dissolution for any reason. This power of termination may be exercised both before and after any approval of the Plan of Dissolution Proposal by our stockholders, up to the time that the Articles of Dissolution have been accepted for record by the SDAT. Notwithstanding approval of the Plan of Dissolution Proposal by our stockholders, our Board may modify or amend the Plan of Dissolution without further action by our stockholders to the extent permitted under then current law. Although our Board has no present intention to pursue any alternative to the Plan of Dissolution, our Board may conclude either that its duties under applicable law require it to pursue business opportunities that present themselves or that abandoning the Plan of Dissolution is otherwise in the best interests of the Company and its stockholders. If our Board elects to pursue any alternative to the Plan of Dissolution, our stockholders may not receive any of the consideration currently estimated to be available for distribution to our stockholders pursuant to the Plan of Dissolution.

Distributions, if any, to our stockholders could be delayed and our stockholders could, in some circumstances, be held liable for amounts they received from the Company in connection with our dissolution.

Although our Board has not established a firm timetable for distributions to our stockholders, our Board intends, subject to contingencies inherent in the winding-up of our business and the payment of our obligations and liabilities, to completely liquidate as soon as practicable after the adoption of the Plan of Dissolution. If we are unable to dispose of all of our assets within 24 months after adoption of the Plan of Dissolution or if it is otherwise advantageous or appropriate to do so, our Board may establish a liquidating trust to which we could distribute in kind its unsold assets. Depending upon the Company’s cash flow and cash requirements and the progress of the sale process for our assets under the Plan of Dissolution, we may not make any distributions to our stockholders until we have repaid all of our known retained obligations and liabilities, paid all of our expenses, and complied with the requirements of Maryland law for companies in dissolution, including requirements for the creation and maintenance of adequate contingency reserves as required by Maryland law. Thereafter, we anticipate making distributions to our stockholders as promptly as practicable in accordance with the Plan of Dissolution and the liquidation and dissolution process selected by our Board in its sole discretion.

If we fail to create an adequate contingency reserve for payment of its expenses and liabilities, or if we transfer our assets to a liquidating trust and the contingency reserve and the assets held by the liquidating trust are less than the amount ultimately found payable in respect of expenses and liabilities, each of our stockholders could be held liable for the payment to our creditors of such stockholder’s pro rata portion of the excess, limited to the amounts previously received by the stockholder in distributions from the Company or the liquidating trust, as applicable. If a court holds at any time that we failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve and the assets of the liquidating trust, our creditors could seek an injunction to prevent us from making distributions under the Plan of Dissolution on the grounds that the amounts to be distributed are needed to provide for the payment of such expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to our stockholders and/or holders of beneficial interests of any liquidation trust.

We will continue to incur the expenses of complying with public company reporting requirements.

Until our liquidation and dissolution is complete, we have an obligation to continue to comply with the applicable reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), even if compliance with these reporting requirements is economically burdensome. In order to curtail expenses, we intend, after filing our Articles of Dissolution, to seek relief from the SEC from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution, along with any other reports that the SEC might require, but would discontinue filing annual and quarterly reports on Forms 10-K and 10-Q. However, the SEC may not grant any such relief. To the extent that we delay filing the Articles of Dissolution, we would be obligated to continue complying with the applicable reporting requirements of the Exchange Act. The expenses we incur in complying with the applicable reporting requirements will reduce the assets available for ultimate distribution to our stockholders.

Approval of the Plan of Dissolution may lead to stockholder litigation which could result in substantial costs and distract our management.

Historically, extraordinary corporate actions by a company, such as our proposed Plan of Dissolution, sometimes lead to securities class action lawsuits being filed against that company. We may become involved in this type of litigation as a result of the Plan of Dissolution Proposal, which risk may be increased if our stockholders approve the Plan of Dissolution Proposal. As of the date of this proxy statement, no such lawsuits relative to the Plan of Dissolution were pending or, to our knowledge, threatened. However, if such a lawsuit is filed against us, the litigation is likely to be expensive and, even if we ultimately prevail, the process will divert management’s attention from implementing the Plan of Dissolution. If we were not to prevail in such a lawsuit, we may be liable for damages. We cannot predict the amount of any such damages, however, if applicable, they may be significant and may reduce the cash available for distribution to our stockholders.

Our officers and directors and the Advisor have conflicts of interest that may influence their support of the Plan of Dissolution and may cause them to manage our liquidation in a manner not solely in the best interests of our stockholders.

In considering the recommendations of our Board and the Special Committee with respect to the Plan of Dissolution Proposal, you should be aware that some of our directors and officers and the Advisor have interests in the liquidation that are different from your interests as a stockholder. Our Board and the Special Committee are aware of these actual and potential conflicts of interest. Some of the conflicts of interest presented by the liquidation are summarized below.

•	All of our executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to the Company. We currently do not pay any direct compensation to our executive officers.

•	The Advisor will be entitled to subordinated incentive fees in connection with the sale of the Company’s assets, which are estimated to be between approximately $1.6 million and $3.6 million, depending upon and correlated to the price received by us for the sale of our properties.

•	Thomas K. Sittema, our President and Chief Executive Officer and the president and chief executive officer of our Advisor, is on the board of directors of Crescent Communities, LLC, formerly Crescent Resources, LLC (“Crescent”), a joint venture partner of the Company with one of its multifamily development projects. As joint venture partner, Crescent and/or its affiliates are entitled to certain promote fees pursuant to the sales of certain of the properties, and may receive more than their pro rata share depending on the price sold.

•	Our executive officers and directors own a total of 52,570 shares of our common stock, for which we estimate they will receive total distributions of between approximately $442,114 and $493,632 in connection with our liquidation.

Consequently, our officers and directors and the Advisor may be more likely to support the Plan of Dissolution than might otherwise be the case if they did not expect to receive those payments. Additionally, because of the above conflicts of interest, our officers and directors and the Advisor may make decisions or take actions based on factors other than the best interests of our stockholders throughout the period of the liquidation process.

RISKS OF OUR BUSINESS

The risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 18, 2016, are incorporated by reference herein.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The information in this proxy statement contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend that such forward-looking statements be subject to the safe harbors created by Section 21E of the Exchange Act. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of our business and our performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance.

Among many other examples, the following statements are examples of the forward-looking statements in this document:

•	all predictions of the amount and timing of liquidating distributions to be received by stockholders;

•	all statements regarding future dividend rates;

•	all statements regarding our ability to continue to qualify as a REIT;

•	all statements regarding how our Board or the Special Committee will interpret and comply with the terms of the Plan of Dissolution;

•	all statements regarding the timing of asset dispositions and the sales price we will receive for assets;

•	all statements regarding future cash flows, future business prospects, future revenues, future working capital, the amount of cash reserves to be established in the future, future liquidity, future capital needs, future interest costs, future income or the effects of the liquidation; and

•	insofar as CBRE Cap’s opinion of value was based upon the foregoing forward-looking statements, its opinion of value as set forth in Annex B to this proxy statement.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known (and unknown) risks, uncertainties and other unpredictable factors, many of which are beyond our control. Many relevant risks are described under the caption “Risk Factors” on page 14, as well as throughout this proxy statement and the incorporated documents, and you should consider these important cautionary factors as you read this document.

Our actual results, performance or achievements may differ materially from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. Among the factors that could cause such a difference are:

•	uncertainties relating to our asset portfolio;

•	uncertainties relating to our operations;

•	uncertainties relating to the implementation of our liquidation strategy;

•	uncertainties relating to domestic and international economic and political conditions;

•	uncertainties relating to certain tax matters, including the Internal Revenue Service treating the sale of our properties pursuant to the Plan of Dissolution as subject to the prohibited transactions tax;

•	uncertainties regarding the impact of regulations, changes in government policy and industry competition;

•	uncertainties regarding potential stockholder litigation as a result of the Plan of Dissolution Proposal; and

•	other risks detailed from time to time in our reports filed with the SEC. Please refer to our SEC filings for a description of such factors.

The cautionary statements contained or referred to in this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except for our ongoing obligations to disclose certain information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

OUR BUSINESS AND PROPERTIES

We were organized as a Maryland corporation on December 12, 2008 and have elected to be taxed, and currently qualify as a real estate investment trust (“REIT”) for federal income tax purposes.

We commenced our initial public offering on October 20, 2009, which closed on April 7, 2013. On August 19, 2013, we commenced a follow-on offering which terminated on April 11, 2014 (the “Offerings”). Through the Offerings, we received aggregate offering proceeds of approximately $208.3 million and issued a total of 19,946,028 shares of common stock. On June 24, 2010, the Board authorized a distribution policy providing for a daily stock distribution equal to 0.000219178 of a share of common stock on each outstanding share of common stock (which was equal to an annualized distribution rate of 0.08 of a share based on a 365-day calendar year). Distributions pursuant to this policy began on July 1, 2010. Effective October 1, 2012, the Board authorized the declaration of a monthly stock distribution of 0.006666667 of a share of common stock on each outstanding share of common stock (which represented an annualized distribution rate of 0.08 of a share based on a calendar year), payable to all common stockholders of record as of the close of business on the first day of each month and distributed quarterly. Effective October 1, 2012, the shares pursuant to this policy were issued on or before the last business day of the applicable quarter. On September 15, 2014, our Board approved the termination of the stock distributions. During the period that our stock distribution policy was in effect, we issued a total of 472,462 shares of common stock pursuant to the policy.

We are externally advised by CNL Global Growth Advisors, LLC and our property manager is CNL Global Growth Managers, LLC (the “Property Manager”), each of which is a Delaware limited liability company and a wholly owned affiliate of CNL Financial Group, LLC, our sponsor (“CNL”). The Advisor is responsible for managing our affairs on a day-to-day basis and for identifying, recommending and executing acquisitions and dispositions on our behalf pursuant to an advisory agreement.

Our primary investment objectives prior to our Board and the Special Committee recommending that you vote to approve the Plan of Dissolution were to:

•	realize growth in the value of our assets;

•	preserve, protect and return our stockholders’ invested capital;

•	invest in a diversified portfolio of assets; and

•	explore liquidity options in the future, including the sale of either us or our assets, potential merger opportunities or the listing of our common stock on a national securities exchange.

Our investment strategy has allowed us to acquire a number of growth-oriented real estate and real estate-related assets. To date, the investments made focused on multifamily development projects in the Southeastern and Sun Belt regions of the United States due to favorable and compelling market and industry data and unique opportunities to co-invest with experienced development operators.

As of March 31, 2016, we owned interests in 13 Class A multifamily properties, nine of which were operational and four of which were under development, including two of which were partially operational. As of the date of this proxy statement, we have entered into agreements to sell our Aura Castle Hills and REALM Patterson Place properties.

Property Name and Location	Date Acquired	JV Operator/ Developer	Ownership Interest	Number of Units Upon Completion	Number of Units Completed as of March 31, 2016	Estimated Completion Date (1)	Percent Leased March 31, 2016 (1)
Operating:
Whitehall Charlotte, NC	02/24/12	Woodfield Investments, LLC	100%	298 units	298 units	Completed Q2/2013	98%

Property Name and Location	Date Acquired	JV Operator/ Developer	Ownership Interest	Number of Units Upon Completion	Number of Units Completed as of March 31, 2016	Estimated Completion Date (1)	Percent Leased March 31, 2016 (1)
Aura Castle Hills Lewisville, TX	11/30/12	Hunt Realty Investments and Trinsic Residential Group, L.P. (2)	54%	316 units	316 units	Completed Q2/2014	97%
Aura Grand Katy, TX	12/20/12	Trinsic Residential Group, L.P. (2)	90%	291 units	291 units	Completed Q2/2014	96%
REALM Patterson Place Durham, NC	06/27/13	The Bainbridge Companies, LLC (2)	90%	322 units	322 units	Completed Q4/2014	96%
Fairfield Ranch Cypress, TX	09/24/13	Allen Harrison Development, LLC (2)	80%	294 units	294 units	Completed Q1/2015	95%
City Walk Roswell, GA	11/15/13	LMI City Walk Investor, LLC (2)	75%	320 units	320 units	Completed Q3/2015	95%
Premier at Spring Town Center Spring, TX	12/20/13	MCRT Spring Town LLC (2)	95%	396 units	396 units	Completed Q3/2015	84%
Oxford Square Hanover, MD	03/07/14	Woodfield Investments, LLC (2)	95%	248 units	248 units	Completed Q4/2015	63%
Aura at The Rim San Antonio, TX	02/18/14	Trinsic Residential Group, L.P. (2)	54%	308 units	308 units	Completed Q1/2016	34%
Under Development:
Crescent Gateway Altamonte Springs, FL	01/31/14	Crescent Communities, LLC (2)	60%	249 units	—	2nd quarter 2016	N/A
Haywood Reserve Greenville, SC	10/15/14	Daniel Haywood, LLC (2)	90%	292 units	—	2nd quarter 2016	N/A
Aura on Broadway Tempe, AZ	12/12/14	Trinsic Residential Group, L.P. (2)	90%	194 units	24 units	3rd quarter 2016	3%

Property Name and Location	Date Acquired	JV Operator/ Developer	Ownership Interest	Number of Units Upon Completion	Number of Units Completed as of March 31, 2016	Estimated Completion Date (1)	Percent Leased March 31, 2016 (1)
Bainbridge 3200 Suffolk, VA	4/30/15	The Bainbridge Companies, LLC (2)	90%	228 units	24 units	4th quarter 2016	5%

(1)	For each property under development, certificates of occupancy will be obtained in phases which will allow us to begin leasing activities and commence operations for completed units prior to the estimated completion date of the entire project.
(2)	This property is owned through a joint venture in which this entity or one of its affiliates (i) is our joint venture partner, (ii) serves, or in the case of the completed development properties, served, as developer of the project and (iii) provides any lender required guarantees on the loan. Generally, we fund development and the applicable joint venture makes distributions of operating cash flow on a pro rata basis using each member’s ownership interest. In addition, generally, proceeds from a capital event, such as a sale of the property or refinancing of the debt, will be distributed pro rata until the members of the joint venture receive the return of their invested capital and a specified minimum return thereon, and thereafter, the respective co-venture partner will receive a disproportionally higher share of any remaining proceeds at varying levels based on our having received certain minimum threshold returns.

ANNUAL MEETING OF THE STOCKHOLDERS OF CNL GROWTH PROPERTIES, INC.

When and Where the Annual Meeting Will Be Held

The annual meeting of our stockholders will be held at CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida 32801, on August 4, 2016, at 9:00 a.m. Eastern Time.

What Will Be Voted Upon

The purpose of the annual meeting is to consider and vote upon the following proposals:

1. Approval of the Plan of Dissolution;

2. Approval of the adjournment of the annual meeting, even if a quorum is present, to solicit additional votes to approve the Plan of Dissolution, if necessary;

3. Election of three persons to the Board for terms expiring at the 2017 annual meeting of stockholders and until their successors are duly elected and qualify; and

4. Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

Our Board does not currently intend to bring any business before the annual meeting other than the specific proposals set forth above and specified in the notice of the annual meeting. Our Board does not know of any other matters that are to be brought before the annual meeting. If any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board may recommend.

The matters to be considered at the annual meeting are of great importance to our stockholders. Accordingly, we urge our stockholders to read and carefully consider the information presented in this proxy statement, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope. Proxies may also be returned to the Company by telephone or on the Internet.

Our Board of Directors’ Recommendation

Our Board has unanimously approved the Plan of Dissolution Proposal and the Adjournment Proposal and recommends that you vote FOR the Plan of Dissolution Proposal, FOR the Adjournment Proposal, FOR ALL of the nominated directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

Which Stockholders May Vote

Our Board has fixed the close of business on June 20, 2016 as the record date for determining Company stockholders entitled to receive notice of the annual meeting, and to vote their shares at the annual meeting and any adjournment or postponement of the annual meeting. Only Company stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. Each share of our common stock is entitled to one vote.

At the close of business on the record date, we had issued and outstanding 22,526,171.665 shares of common stock.

How Do Stockholders Vote

The proxy card accompanying this proxy statement is solicited on behalf of our Board for use at the annual meeting. Our stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to the Company. Our stockholders can also submit their proxy by telephone or the Internet. All proxies that are properly executed and returned, or submitted by telephone or the Internet, and that are not revoked, will be voted at the annual meeting in accordance with the instructions indicated thereon. Executed or submitted but unmarked proxies will be voted FOR approval of all of the proposals listed on the proxy card.

Quorum and Vote Required to Approve Each Proposal

The presence at the annual meeting, in person or by proxy, of the holders of 50% in voting power of the issued and outstanding shares of common stock entitled to vote at the annual meeting will be necessary to constitute a quorum.

Voting requirements for the approval of the Plan of Dissolution Proposal. Assuming a quorum is present, approval of the Plan of Dissolution Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock and entitled to vote thereon.

Voting requirements for the approval of the Adjournment Proposal. Assuming a quorum is present, approval of the Adjournment Proposal will require the affirmative vote of a majority of the votes cast in person or by proxy.

Voting requirements for the election of directors. Assuming a quorum is present, the affirmative vote of a majority of the votes cast by holders of shares represented in person or by proxy is required for the election of each director.

Voting requirements for approval of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016. Assuming a quorum is present, approval of this proposal will require the affirmative vote of a majority of the votes cast in person or by proxy.

Abstentions; Broker Non-Votes

The inspector of election at our annual meeting will treat abstentions and shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Your abstention will have the same effect as a vote AGAINST the approval of the Plan of Dissolution Proposal but will have no effect on the election of each nominee for director or on the Adjournment Proposal or the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Plan of Dissolution Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. This is referred to as a “broker non-vote.” Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote AGAINST the Plan of Dissolution Proposal but will have no effect on the election of each nominee for director or on the Adjournment Proposal. Because brokers have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered certified public accounting firm, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.

Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card. Your vote is important to the success of the proposals. We encourage all of our stockholders whose shares are held in street name to provide their brokers with instructions on how to vote.

Revocability of Proxies

Stockholders of record who execute proxies may revoke them by giving written notice to, or by signing and delivering a new, valid proxy bearing a later date to, our Secretary at any time before such proxies are voted. Stockholders who submit a proxy by telephone or the Internet can revoke such proxy by submitting another proxy by telephone or the Internet at any time before such proxy is voted. Attendance at the annual meeting will not have the effect of revoking a proxy unless the stockholder attending the annual meeting notifies the Secretary, in writing, of the revocation of the proxy at any time prior to the voting of the shares represented by the proxy. If a stockholder’s shares are held in “street name,” the stockholder must contact its broker, bank or other nominee to change its vote.

Solicitation of Proxies and Expenses of Solicitation

We will bear the costs of printing, filing and mailing this proxy statement and will pay for the entire cost of soliciting proxies and holding the annual meeting. In addition to mailed proxy materials, our directors and officers may also solicit proxies in person, by phone or by other means of communication. Our directors and officers will not be paid any additional compensation for soliciting proxies. We have also hired Broadridge to assist in the proxy solicitation process. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Assistance

If you have any questions about the Plan of Dissolution or the Adjournment Proposals, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

CNL Growth Properties, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 866-650-0650, option 3 Attention: Client Services	Broadridge Investor Communication Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717 855-325-6675

PROPOSAL ONE—THE PLAN OF DISSOLUTION PROPOSAL

General

We are seeking stockholder approval of the Plan of Dissolution Proposal at the annual meeting. The Plan of Dissolution was approved by our Board on May 5, 2016, subject to stockholder approval. The following summary describes the material provisions of the Plan of Dissolution. This summary does not purport to be complete and may not contain all of the information about the Plan of Dissolution that is important to you. The Plan of Dissolution is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement, and we encourage you to read it carefully in its entirety for a more complete understanding of the Plan of Dissolution. By approving the Plan of Dissolution, our stockholders will be approving the dissolution of the Company under Section 3-403 of the MGCL.

Background of the Plan of Dissolution

Due to the completion of our follow-on offering in April 2014, the completion of our acquisition phase in April 2015 and the estimated time needed to complete our development phase and have our assets substantially stabilize, our Advisor began to explore strategic alternatives in accordance with our investment objectives. In August 2015, our Board appointed a Special Committee comprised of our independent board members to oversee the process of exploring strategic alternatives for future stockholder liquidity, including opportunities to merge with another company, the listing of our common stock on a national securities exchange, our sale or the sale of all of our assets. In September 2015, we engaged CBRE Cap to act as our exclusive financial advisor and assist us and the Special Committee with this evaluation process.

On May 5, 2016, our Board and the Special Committee each unanimously determined that the terms of the Plan of Dissolution are fair to you, advisable and in your best interests and approved the Plan of Dissolution. The decision of our Board and the Special Committee to seek a dissolution following the sale of all of our assets was made after considering various strategic alternatives reasonably available to us at this time, as discussed below.

As of the date of this proxy statement we have entered into agreements to sell two of our remaining properties, Aura Castle Hills and REALM Patterson Place. We currently anticipate that the consummation of these sales will occur prior to the date of the annual stockholders’ meeting to which this proxy statement relates. We do not expect that these sales will have a material effect on the range of estimated net proceeds from liquidation discussed below in this proxy statement.

As discussed more fully below, our Board and the Special Committee each concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time.

Chronology of Events

The decision of the Special Committee and our Board to seek your approval for the Plan of Dissolution followed a lengthy process in which the Special Committee and our Board reviewed several different options for which we could maximize the value of your investment in us over a reasonable period of time.

In August 2015, our Board appointed the Special Committee comprised of our independent board members to oversee the process of exploring strategic alternatives for future stockholder liquidity, including opportunities to merge with another company, the listing of our common stock on a national securities exchange, our sale or the sale of all of our assets. On September 4, 2015, the Special Committee engaged Akerman LLP as its legal counsel. In September 2015, we engaged CBRE Cap to act as our exclusive financial advisor and assist the Board and the Special Committee with this evaluation process. CBRE Cap began to identify potential acquirers for the Company.

In December 2015, our Advisor notified our Board of two non-binding proposals CBRE Cap received to acquire the Company. Under each of these proposals, our stockholders could have received approximately $8.50 per share, excluding the prior special distributions of $3.00 per share paid to our stockholders in 2015. When added to these special distributions previously paid, under each of these proposals, our stockholders could have received an aggregate amount of up to $11.50 per share.

Our Board and our Advisor evaluated the proposals. Both offers proposed to acquire 100% of the Company’s shares in an entity level transaction with certain financial contingencies. Both prospective buyers requested that the Company grant them extended periods of exclusivity and made their offers contingent on additional due diligence and indicated they would need to access the capital markets to raise the required funds.

Additionally, one of the prospective buyers proposed to issue preferred stock in lieu of a portion of the cash if it was unable to raise sufficient funds, which preferred stock the Board believed would have had significant liquidity constraints. Because of the financing contingencies in the proposals, both prospective purchasers proposed that the closing would not occur until mid-year 2016 so that they could raise capital and/or obtain SEC approval for the registration of securities to be offered to our stockholders. We would bear the execution risk relating to the financing contingencies, including SEC review of any registration statement covering securities to be issued to our stockholders as partial consideration.

Our Board and our Advisor discussed the estimated differences in valuations between a sale or merger of the entire company at mid-year 2016 and an orderly individual or sub-portfolio asset sales approach concluding between late 2016 and mid-2017. The proposals for the entire company ranged from $11.50-11.52 per share, including $3.00 per share of special distributions paid to stockholders in 2015, while estimates for the multiple asset or sub-portfolio sales ranged from $12.13-12.18 per share, including prior distributions of $3.00 per share. In the opinion of the Advisor and the Board, the two proposals also discounted the value of the Company’s development projects to reflect risks of completion even though such risks would have been mitigated before the closing of the entity sale upon scheduled completion. These values did not include a time value of money discount to represent the potential timing difference between an entity sale and the conclusion of individual or sub-portfolio sales. Our Board and management noted that although individual or sub-portfolio sales would require multiple transactions and other additional activity, as compared to an entity sale only involving a single transaction, there existed a number of complexities and execution risk of an entity sale as opposed to relatively straight forward asset sales, including the potential impact if certain of our joint venture partners refused to cooperate in an entity sale transaction that left them with a new partner and little leverage other than their contractual buy-sell rights. After these discussions, our Advisor recommended, and our Board, including the Special Committee agreed, that we should not pursue the two whole-entity proposals but rather begin to prepare for an orderly disposition of individual or groups of our assets.

To date, we have successfully sold five of our assets, each of which met or exceeded pricing/value expectations. Marketing efforts for three of the properties initially included selling them as a portfolio, and although there were multiple proposals for the portfolio as a whole, we achieved higher gross sale proceeds by selling the individual properties to different buyers. Our Advisor noted that many buyers in the market are willing to pay a premium for select properties.

Additionally, our Board and our Advisor also considered the fixed costs associated with running a public REIT, and noted that as additional properties are sold due to upcoming debt maturities and joint venture partners exercising their buy-sell options (as discussed in greater detail below), the remaining portfolio would be required to cover the costs of managing the REIT. The shrinking base thus negatively affects the long-term sustainability of the Company and could harm stockholder value.

The Board and our Advisor also considered the potential impact of the terms of our joint venture agreements. These terms typically permit a joint venture partner to buy the other partner’s entire interest or sell its entire interest in a property at any time at least twenty-four months after the completion of the development of a property (the “buy-sell option”). To the extent a partner chooses to exercise its option to sell its entire interest, the other partner is permitted to (1) agree to the terms of the proposed sale, or (2) elect to purchase its entire interest in the property at a price determined under the terms of the agreement. Our Advisor currently anticipates it is likely that all of the joint venture partners will exercise the buy-sell option at the end of the 24 month period. To the extent a joint venture partner does exercise the buy-sell option, we will not have sufficient capital to buy out all of our partners and it is likely that we would be forced to sell one or more properties under the terms of the buy-sell option at a price and time that may not maximize value to stockholders.

Additionally, the Board and our Advisor considered the debt maturities on our remaining properties. They considered that most of the outstanding loans on the properties will be at or near maturity within the next one to two years and repayment or refinancing of the loans will be required, as there is not sufficient capital to meet the current loan obligations. Additionally, given that we own the properties through joint ventures, there is a risk that the joint venture partners may be unwilling to cooperate in the event of a refinancing.

Based on these considerations, our Advisor stated that it would be advantageous to liquidate properties and the REIT in the near term, rather than over an extended period. Thus, our Advisor recommended, and our Board, including the Special Committee agreed, that we should begin to prepare for an orderly disposition of individual or groups of our assets.

On January 21, 2016, the Board approved $8.65 per share as the estimated net asset value of our common stock as of December 31, 2015, exclusive of the prior special distributions of $3.00 per share paid to our stockholders in 2015 in connection with the sale of four of our multifamily properties.

On May 5, 2016, the Special Committee unanimously determined that the terms of the Plan of Dissolution are fair to you, advisable and in your best interests, and approved the Plan of Dissolution. Based upon the factors discussed more thoroughly below under the heading “Reasons for the Liquidation,” the Special Committee concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time. Accordingly, the Special Committee approved the sale of all of our assets and our dissolution in accordance with the terms of the Plan of Dissolution, pending your approval. The Special Committee also unanimously recommended that our Board approve the sale of our assets and our dissolution in accordance with the terms of the Plan of Dissolution and that our stockholders approve the Plan of Dissolution Proposal. After due consideration, our Board then unanimously determined that the terms of the Plan of Dissolution are fair to you, advisable and in your best interests, and approved the sale of all of our assets and our dissolution in accordance with the terms of the Plan of Dissolution, pending your approval. Our Board also unanimously recommended that our stockholders approve the Plan of Dissolution Proposal. Our Board believes that it can make these recommendations based upon the prior recommendations of the Special Committee and because a majority of our directors are independent and on the Special Committee.

Reasons for the Liquidation

Our Board and the Special Committee concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time.

In reaching this conclusion, our Board and the Special Committee each considered a number of factors, including current market conditions, which we believe have made the liquidation of our assets desirable at this time. We estimate that our net proceeds from liquidation could range between approximately $8.41 and $9.39 per share. We previously issued special distributions of $3.00 per share and paid such amounts to our stockholders in connection with the prior sale of five of our properties in 2014 and 2015. When added to the prior special distributions previously paid, we estimate that you could receive in cash for each share of our common stock you hold, including any shares or fractions thereof previously received as stock distributions, an aggregate amount of between approximately $11.41 and $12.39. We believe that market conditions are favorable for several reasons, including, without limitation, the following: low cost of debt, low capitalization rates, many potential buyers in the marketplace, desirability of the locations of our assets, and the new supply our assets bring to these locations. We note, however, that our estimates of net liquidation proceeds are based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement, and any changes in such circumstances and conditions during the period under which we implement the Plan of Dissolution as described below could have a material effect on the ultimate amount of proceeds received by stockholders.

In their decision to recommend the sale of all of our assets and our dissolution in accordance with the Plan of Dissolution, our Board and the Special Committee also considered the significant cost of corporate compliance with all federal, state and local regulatory requirements applicable to us with respect to our business activities. These costs include, without limitation, the cost of preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings required under the Exchange Act, or other federal or state laws.

In reaching their determinations, our Board and the Special Committee also considered the following factors:

•	the significant costs of compliance with federal, state and local tax filings and reports and general maintenance of our status as a REIT, under the applicable provisions of the Internal Revenue Code;

•	the effect of the sale of only a portion of our individual properties, which would leave the remaining portfolio with the significant fixed costs associated with running a public REIT, which would negatively affect the long-term sustainability of the Company and harm stockholder value;

•	our expectation that all or most of our joint venture partners would exercise their buy-sell rights when vested, and our lack of sufficient capital to buy out our partners;

•	the debt maturities on the remaining properties within the next one to two years;

•	market-dictated discounts we might have incurred through the sale of our company in its entirety, either through a merger or portfolio sale;

•	the recommendations from our Advisor that it would be advantageous to liquidate properties and the REIT in the near term, rather than over an extended period;

•	our evaluation of possible alternatives to the liquidation, including: issuing additional equity; raising additional debt financing; seeking to dispose of our assets through a merger or a portfolio sale; listing shares of our common stock on a national stock exchange or on a quotation system of a national securities association; or continuing under the current business plan; following which, based on a variety of factors, including the observations of CBRE Cap and our Advisor and the findings of our Board and the Special Committee, our Board and the Special Committee each concluded that none of the alternatives considered were reasonably likely to provide greater value to our stockholders than the proposed Plan of Dissolution;

•	our net proceeds from liquidation, which we estimate could range between approximately $8.41 and $9.39 per share. We previously issued special distributions of $3.00 per share and paid such amounts to our stockholders in 2015. When added to the prior special distributions, we estimate that you could receive in cash for each share of our common stock you hold, including any shares or fractions thereof previously received as stock distributions, an aggregate amount of between approximately $11.41 and $12.39;

•	the written opinion of value of CBRE Cap dated May 5, 2016, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, which is attached as Annex B to this proxy statement CBRE Cap provided its opinion for the information and assistance of our Board in connection with its consideration of the Plan of Dissolution. You are encouraged to read the opinion of value in its entirety. The CBRE Cap opinion constitutes neither a recommendation to you as to how you should vote on the proposals set forth in this proxy statement nor a guarantee as to the actual amount of consideration that will be received by you under the Plan of Dissolution;

•	our Board’s and the Special Committee’s belief that the range of cash liquidating distributions that we estimate we will make to our stockholders is fair relative to the Board’s and Special Committee’s own assessment of the Company’s current and expected future financial condition, earnings, business opportunities, strategies and competitive position and the nature of the market environment in which we operate;

•	the current and expected future illiquidity of your shares resulting from applicable transfer restrictions that will continue if we continue as a going concern;

•	the per share price to be received by you in the liquidation is payable in cash, readily marketable securities or interests in the liquidating trust (which would distribute any remaining net proceeds of the liquidation in cash), thereby eliminating uncertainties in valuing the consideration to be received by you; and

•	the terms and conditions of the Plan of Dissolution.

Our Board and the Special Committee each believe that each of these factors generally support their determinations and recommendations. Our Board and the Special Committee each also considered potentially negative factors concerning the Plan of Dissolution, including, without limitation, those listed below:

•	the fact that after the sale of our assets you will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets;

•	the actual or potential conflicts of interest which certain of our executive officers and directors have in connection with the liquidation, including those identified under the headings “Risk Factors” and “Interests in the Liquidation that Differ from Your Interests;”

•	the costs that we will incur in carrying out the liquidation, including significant legal, accounting and financial advisory fees and costs under the Advisory Agreement with the Advisor;

•	the fact that pursuing the Plan of Dissolution could cause us to lose our qualification as a REIT, and the potential adverse tax consequences of such disqualification; and

•	the taxable gain that our stockholders may recognize, depending on their tax basis in their stock, upon the completion of the liquidation.

The above discussion concerning the information and factors considered is not intended to be exhaustive, but includes the material factors considered by our Board and the Special Committee in making their determinations. In view of the variety of factors considered in connection with their evaluation of the Plan of Dissolution and the proposed liquidation, our Board and the Special Committee did not quantify or otherwise attempt to assign relative weights to the factors it considered. Individual members of our Board or the Special Committee may have given different weight to different factors and, therefore, may have viewed certain factors more positively or negatively than others.

Recommendations of Our Board of Directors and the Special Committee

On May 5, 2016, our Board and the Special Committee each unanimously determined that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time, and that the terms of the Plan of Dissolution are fair to you, advisable and in your best interests. Accordingly, our Board and the Special Committee each approved the sale of all of our assets and our dissolution in accordance with the Plan of Dissolution, pending your approval, and unanimously recommend that you vote FOR the approval of the Plan of Dissolution Proposal.

Uses of Liquidation Proceeds

We have summarized below the estimated uses of the cash proceeds we expect to receive in the transactions contemplated by the Plan of Dissolution. We estimate that our net proceeds from liquidation will range between approximately $8.41 and $9.39 per share. We previously issued special distributions of $3.00 per share and paid such amounts to our stockholders in connection with the prior sale of five of our properties in 2014 and 2015. When added to the prior special distributions, we estimate that you could receive in cash for each share of our common stock you hold, including any shares or fractions thereof previously received as stock distributions, an aggregate amount between approximately $11.41 and $12.39. Our actual uses of the liquidation proceeds will vary from those summarized below, depending on the actual dates of the closings of, and the amounts received in, the sale of our assets and the amount needed to pay or provide for our liabilities and expenses, including any reserves established to satisfy contingent liabilities.

Uses of Liquidation Cash Proceeds(1)

(in thousands)

	Low End of Estimated Range	High End of Estimated Range
Gross sale proceeds	$598,384	$648,446
Less: Debt repayment, JV partner’s ownership, promote earned and transaction costs	(413,597)	(445,014)
Company’s share of sale proceeds	184,787	203,432
Plus: projected Company cash balance	10,563	14,301
Corporate transaction costs	(4,305)	(2,305)
Incentive fee to Advisor	(1,556)	(3,812)

Company valuation	189,489	211,616
Plus: February 2015 special cash distribution	29,284	29,284
Plus: December 2015 special cash distribution	38,294	38,294

Company valuation (adjusted for previous distributions)	$257,067	$279,194

(1)	Reflects low and high ends of range of estimated liquidation value.

Opinion of Value of CBRE Cap

CBRE Cap was engaged by us on September 15, 2015 to act as our exclusive financial advisor and assist us and the Special Committee with the evaluation of strategic alternatives for future stockholder liquidity, including opportunities to merge with another company, the listing of our common stock on a national securities exchange, our sale or the sale of all of our assets. As part of CBRE Cap’s engagement, we requested CBRE Cap to provide an opinion of value of the Company for the purpose of assisting the Board with establishing an estimated range of values per share in relation to the Company’s Plan of Dissolution.

The CBRE Cap written opinion of value, dated May 5, 2016, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection therewith, is attached as Annex B to this proxy statement. CBRE Cap provided its opinion of value for the information and assistance of our Board in connection with its consideration of the Plan. You are encouraged to read the opinion of value in its entirety. The CBRE Cap opinion constitutes neither a net asset valuation, a fairness opinion for a potential or contemplated transaction, a recommendation to you as to how you should vote on the proposals set forth in this proxy statement nor a guarantee as to the actual amount of consideration that will be received by you under the Plan of Dissolution. The material assumptions and qualifications to the opinion of value are summarized below, although this summary does not purport to be a complete description of the various inquiries and analyses undertaken by CBRE Cap in rendering the opinion of value.

Although the Advisor, the Special Committee and the Board advised CBRE Cap that certain assumptions were appropriate in our view, we imposed no conditions or limitations on the scope of the investigation by CBRE Cap or on the methods and procedures to be followed by CBRE Cap in rendering the opinion. The fees and expenses of CBRE Cap will be treated as a transaction expense and will be borne by us. In addition, we have agreed to indemnify CBRE Cap against certain liabilities.

Before rendering its opinion, CBRE Cap reviewed:

•	the Plan of Dissolution;

•	a substantially final draft of this proxy statement;

•	our historical financials, including income statements, balance sheets, debt information and property-specific equity contribution and distribution schedules as of February 29, 2016;

•	our projected financials including income statements, underwriting development budgets and construction budgets prepared by the development partner and us;

•	property-specific joint venture / development agreements;

•	sub-portfolio composition and sale timing guidance provided by our Advisor;

•	MAI appraisals that were commissioned by CBRE Cap from CBRE’s Advisory Valuation and Services Group and utilized in our Net Asset Valuation as of December 31, 2015 (“MAI Appraisals”);

•	other financial and operating information requested from and/or provided by our Advisor, including operating cash flows, our cash flow projections, cash flow projections based on the MAI Appraisals, corporate-level costs such as general and administrative expenses and asset management fees, and estimates of transactions costs; and

•	financial terms of recent transactions involving comparable properties in geographies and for uses comparable to the Properties.

CBRE Cap performed such other analyses, and considered such other factors as they considered appropriate.

CBRE Cap utilized the following sources in determining the major assumptions involved in its analysis:

•	the MAI Appraisals;

•	information and guidance provided by the Advisor;

•	proprietary research, including geographic market and economic reports prepared by affiliates of CBRE Cap; and

•	proprietary comparable transaction database maintained by affiliates of CBRE Cap.

Qualifications to Opinion of Value

With the Company’s consent, CBRE Cap assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it by the Company or any other party, and CBRE Cap did not and disclaims any duty or responsibility to independently verify any of such information. CBRE Cap did not make, obtain, or seek an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, other than the MAI Appraisals referred to above. With respect to financial forecasts and other information and data provided to or otherwise reviewed or discussed, with the Company’s consent, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company. CBRE Cap was not requested to express a view as to any such forecasts, estimates or other information or data or the bases and assumptions on which they were prepared.

CBRE Cap’s opinion was based upon market, economic, financial and other circumstances and conditions existing and disclosed to CBRE Cap as of May 5, 2016.

CBRE Cap was not requested to express an opinion as to the underlying business decision of the Company to effect the transactions contemplated by the Plan of Dissolution, the structure or tax consequences of the Plan, or the availability or advisability of any alternatives to the Plan of Dissolution. CBRE Cap did not structure the Plan. CBRE Cap did not express any opinion as to the likely valuation of the Company following the announcement or consummation of the Plan of Dissolution or the future value of the properties, which may vary depending on numerous factors that generally impact the value of the properties or the Company or on the financial condition of the Company at that time. CBRE Cap’s opinion was limited to the estimated range of values per share in relation to the Plan of Dissolution. CBRE Cap expressed no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Company and its stockholders to approve or consummate the Plan of Dissolution. CBRE Cap did not express an opinion with respect to the fairness of the amount or nature of any compensation, if any, to any of the Company’s directors, officers, principals, partners, stockholders or employees, or any class of such persons relative to others. In formulating CBRE Cap’s opinion, it considered only what it understood to be the Plan of Dissolution as set forth in this proxy statement, and CBRE Cap did not consider, and its opinion did not address, any other payments, if any, that may be made to the Company or its employees or other stakeholders in connection with the Plan of Dissolution.

In arriving at its opinion, CBRE Cap did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, CBRE Cap believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion. The delivery of the opinion was approved by CBRE Cap’s Opinion Review Committee.

CBRE Cap’s opinion of value was addressed solely to the Board to assist it in establishing an estimated range of values for purposes of the Plan of Dissolution. CBRE Cap’s opinion is for the information of the Company and its stockholders in evaluating the Plan of Dissolution and does not constitute a recommendation to any stockholder of the Company regarding how or whether a stockholder should approve the Plan of Dissolution, nor is this letter intended to confer rights or remedies upon the stockholders of the Company. Furthermore, CBRE Cap’s opinion should not be construed as creating any fiduciary duty on the part of CBRE Cap to any such party.

The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the opinion of value. The analyses do not purport to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the range of value per share of the Company’s common stock, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value per share;

•	a stockholder would ultimately realize distributions per share equal to the Company’s estimated net asset value per share upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the estimated range of net liquidation proceeds per share discussed herein if the Company listed them on a national securities exchange; or

•	the methodology used to estimate the Company’s NAV per share would be acceptable to FINRA or under the Employee Retirement Income Security Act (ERISA) for compliance with its reporting requirements.

The estimated range of values per share to be received by our stockholders pursuant to the Plan of Dissolution was determined by the Board as of May 5, 2016; however, the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets.

Situation overview

In performing its analyses, CBRE Cap was provided a proposed schedule and grouping of sub-portfolio asset sales and scenarios grouped in tranches based on leasing stages and other property-specific characteristics, including location, development partner and profitability.

Although the Plan of Dissolution recommends the pursuit of individual or sub-portfolio sales, the Company may continue to entertain offers for the outright sale of the entity. Therefore, CBRE Cap also performed a valuation analysis assuming a hypothetical entity-sale scenario estimated to occur on June 30, 2016. Not included in the Plan of Dissolution are four multifamily assets that were already sold and the proceeds of which, when added to available cash and refinancing proceeds, were used to make special distributions to stockholders totaling $3.00 per share ($1.30 per share in February 2015 and $1.70 per share in December 2015).

CBRE Cap relied on MAI appraisals commissioned by CBRE Cap from CBRE Valuation & Advisor Services Group and dated as of December 31, 2015, specifically the as stabilized values and stabilized cash flow projections, as a basis for the valuation of each asset. CBRE Cap also relied on financial information provided by the Advisor and consultation with CBRE’s multifamily brokers. In addition, CBRE Cap analyzed operating cash flows and corporate-level costs such as general and administrative expenses and asset management fees to derive an ending cash balance to be incorporated in the valuation range.

Valuation Methodology

As of the date of the opinion of value, the Company’s real estate portfolio consisted of 13 multifamily properties. In preparation for the assignment, CBRE Cap conducted property level valuation analyses of the Company’s operating assets and development projects. A sub-portfolio and asset sale scenario was created based on direct capitalization analyses and an entity-level sale scenario was created based on discounted cash-flow analyses. The following summarizes the valuation methodologies applied by CBRE Cap:

•	Entity-level sale scenario: CBRE Cap created a discounted cash flow analysis for each of the Company’s operating and development projects. To derive gross property values, CBRE Cap created a direct capitalization analysis for each of the Company’s operating and development projects as of the sale dates used in the sub-portfolio and asset sale scenario in the preceding paragraph. Cap rates reflect the MAI Appraisals’ overall cap rate by property. Cap rates were applied to the properties’ stabilized net operating income sourced from the MAI Appraisals to derive gross property values. A valuation range was calculated by varying the cap rate of each asset by 25bps (+/- 12.5 bps). CBRE Cap discounted the gross property values to June 30, 2016 for all assets, the estimated date of an entity-level sale, by the MAI Appraisal discount rates for each property. CBRE Cap utilized levered free cash flows to capture the specific joint venture promote structures (after debt service and the repayment of debt) of each asset to properly reflect the Company’s economic interest in each asset. The Company’s equity value in each asset was adjusted by the Company’s share of current net assets at the date of the entity-level sale (which was assumed to be June 30, 2016 for purposes of CBRE Cap’s analysis), corporate transactions costs and Advisor incentive fees to derive the Company’s share valuation range.

•	Sub-portfolio and asset sale scenario: CBRE Cap assumed a time for sale for each asset reflected in the Plan’s sale tranches as provided by the Advisor. The cap rates reflected the MAI Appraisals and overall cap rate by property. A valuation range was calculated by varying the cap rate of each asset by 25bps (+/- 12.5 bps). Cap rates were applied to the properties’ stabilized net operating income sourced from the MAI appraisals to derive gross property values. CBRE Cap utilized levered free cash flows to capture the specific joint venture promote structures (after debt service and the repayment of debt) of each asset to properly reflect the Company’s economic interest in each asset. The Company’s equity value in each asset was adjusted by the Company’s share of current net assets at the date of final sale (which is assumed to be March 31, 2017 for purposes of the Plan of Dissolution), corporate transaction costs and Advisor incentive fees to derive the Company’s share valuation range.

•	CBRE Cap’s valuation range reflects the low end of the entity-level sale share price range and the high end of the sub-portfolio / asset sale scenario range.

Operating Cash Flows. CBRE Cap analyzed operating cash flows based on projected stabilized cash flows in MAI Appraisals. CBRE Cap used projected pre-stabilized cash flows based on the Company’s operating budget, prepared by the development partner in conjunction with the Company. Historical cash flows represent actual property distributions from realized rents as provided by the Company.

Development Cash Flows. CBRE Cap analyzed development cash flows based on the Company’s development budget, prepared by the development partner in conjunction with the Company.

Throughout CBRE Cap’s engagement, the Special Committee, the Board, the Company’s Advisor and senior members of management reviewed, confirmed and approved the processes and methodologies used by CBRE Cap and their consistency with real estate industry standards and best practices.

CBRE Cap’s valuation analysis

In creating a valuation range for the Company, CBRE Cap varied the discount rates and the terminal capitalization rates utilized. Terminal capitalization rates varied by property. CBRE Cap set the range at 25 basis points for each asset (plus or minus 12.5%). The Advisor instructed CBRE Cap of a share count of 22,256,171 shares of common stock outstanding as of December 31, 2015. Cap rates vary asset by asset, with a weighted average range of 5.25% to 5.50%, and a weighted average of approximately 5.38% as stabilized.

In its analyses, CBRE Cap included an estimate of the value of the Company’s assets at December 31, 2015 or a date “as-stabilized” in 2016 or 2017, other than real estate and its liabilities other than mortgage debt, including cash and select other assets, accounts payable, and other accrued expenses and other liabilities. Such values were estimated by the Company’s Advisor using the Company’s preliminary balance sheet as of December 31, 2015.

CBRE Cap’s analyses were based on indicative values in a sub-portfolio sale scenario and an entity level sale scenario, including adjustments for balance sheet items, deductions for estimated corporate transaction costs and subordinated incentive fees payable to the Advisor in a hypothetical liquidation, not including the prior special cash distributions made to stockholders in 2015 of $3.00 per share.

Entity-Level Sale

($ in thousands, except per share figures)	LOW END		HIGH END
	Equity Value	Per Share	Equity Value	Per Share
Share of Sale Proceeds [1]	$184,787	$8.20	$203,432	$9.03
Plus: Projected Cash Balance as of 06/30/16 [2]	$10,563	$0.47	$10,563	$0.47
Less: Entity-Level Transaction Costs [3]	($4,305)	($0.19)	($4,305)	($0.19)

Subtotal	$191,045	$8.48	$209,690	$9.31
Less: Incentive Fee to Advisor [4]	($1,556)	($0.07)	($3,812)	($0.17)

Range of values (adjusted for incentive fee)	$189,489	$8.41	$205,878	$9.14

Sub-portfolio /Asset Sale

($ in thousands, except per share figures)	LOW END		HIGH END
	Equity Value	Per Share	Equity Value	Per Share
Share of Sale Proceeds [1]	$188,690	$8.38	$203,432	$9.03
Plus: Projected Cash Balance as of 03/31/17 [2]	$14,301	$0.63	$14,301	$0.63
Less: Entity-Level Transaction Costs [3]	($2,305)	($0.10)	($2,305)	($0.10)

Subtotal	$200,685	$8.91	$215,428	$9.56
Less: Incentive Fee to Advisor [4]	($1,601)	($0.07)	($3,812)	($0.17)

Range of values (adjusted for incentive fee)	$199,085	$8.84	$211,616	$9.39

(1)	The Company’s share of equity including promote structures in each venture.
(2)	The Company’s projected cash balance as of March 31, 2017 as provided by the Advisor.
(3)	Estimated corporate transaction costs.
(4)	Calculated per the Company’s advisory agreement with the Advisor.

Based upon and subject to the foregoing, CBRE Cap rendered an opinion that as of May 5, 2016, the estimated range of values per share to be received by the Company’s stockholders pursuant to the Plan of Dissolution is $8.41 to $9.39, based on a share count of approximately 22,526,171 shares issued and outstanding as of December 31, 2015.

As with any valuation methodology, the methodologies considered by the special committee and the Board in adopting the range of values are based upon all of the foregoing estimates, assumptions, judgments and opinions, which may, or may not, prove to be correct; and the use of different estimates, assumptions, judgments or opinions could have resulted in significantly different estimates of the value of the Company’s shares.

Compensation and Material Relationships

CBRE Cap has been paid a fee of $500,000 for its services as described herein and in preparing to deliver the opinion. In addition, CBRE Cap will be reimbursed for reasonable out-of-pocket expenses, including legal fees, and CBRE Cap will be indemnified against certain liabilities, including certain liabilities under the securities laws. The fee was negotiated between the Special Committee and CBRE Cap. Payment of the fee to CBRE Cap is not dependent upon completion of the liquidation or upon CBRE Cap’s findings. The Company has agreed to indemnify CBRE Cap against certain liabilities arising out of this engagement and reimburse CBRE Cap for certain expenses.

In the two years prior to the date hereof, the Company has engaged CBRE Cap to provide valuation analyses of the Company as of December 31, 2013, December 31, 2014 and December 31, 2015. The Company also engaged CBRE affiliates to assist with the sale of the Company’s Gwinnett Center and Long Point properties. As part of the Company’s process of exploring strategic alternatives, in September 2015, the Company engaged CBRE Cap to act as exclusive financial advisor to assist with the process. During the past two years, certain of the Company’s affiliates have engaged affiliates of CBRE primarily for various real estate-related services for which CBRE and its affiliates were paid a total of approximately $4,225,000 in connection with such assignments, and the Company anticipates that affiliates of CBRE will continue to provide similar real estate-related services in the future. In addition, certain affiliates of the Advisor have engaged or expect to engage CBRE Cap to serve as their third party valuation advisor, and the Company may in its discretion engage CBRE Cap to assist the Board in future determinations of the Company’s estimated net asset value. The Company believes it is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company and affiliates of the Advisor have engaged and may engage CBRE Cap or its affiliates in the future for valuations and commercial real estate-related services of various kinds, CBRE Cap believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.

CBRE Group, Inc. (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms (in terms of 2015 revenue). CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions.

Interests in the Plan of Dissolution that Differ from Your Interests

In considering the recommendations of our Board and the Special Committee with respect to the Plan of Dissolution Proposal, you should be aware that some of our directors and officers and the Advisor have interests in the liquidation that are different from your interests as a stockholder. Our Board and the Special Committee were aware of these actual and potential conflicts of interest and considered them in making their respective recommendations. Some of the conflicts of interests presented by the liquidation are summarized below.

The Advisor will be entitled to receive fees in connection with the Plan of Dissolution

All of our executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to the Company. We currently do not pay any direct compensation to our executive officers.

Under the advisory agreement and the Company’s Charter, the Advisor will be entitled to receive certain subordinated incentive fees upon sales of assets. The incentive fees are calculated pursuant to formulas set forth in both the advisory agreement and the Company’s Charter. All incentive fees payable to the Advisor are subordinated to the return to investors of their invested capital plus a 6% cumulative, non-compounded annual return on their invested capital. Upon termination or non-renewal of the advisory agreement by the Advisor for good reason (as defined in the advisory agreement) or by the Company other than for cause (as defined in the advisory agreement), the sale of assets after such termination or non-renewal will entitle the Advisor to receive a pro-rated portion of the applicable subordinated incentive fee.

Crescent will be entitled to receive fees in connection with the Plan of Dissolution and sale of one remaining property.

Thomas K. Sittema, our President and Chief Executive Officer and the president and chief executive officer of our Advisor, is on the board of directors of Crescent Communities, LLC, formerly Crescent Resources, LLC (“Crescent”), a joint venture partner of the Company with one of its multifamily development projects. As joint venture partner, Crescent and/or its affiliates, as provided in the joint venture agreement, is entitled to certain promote fees pursuant to the sales of that property, and may receive more than its pro rata share based strictly upon membership percentages. The promote interest is consistent with other joint ventures.

Stock ownership of executive officers and directors.

Our executive officers and directors own a total of 52,570 shares of our common stock, for which we estimate they will receive total distributions of between approximately $442,114 and $493,632 in connection with our liquidation.

Litigation arising from our actions in connection with the Plan of Dissolution

There is currently no litigation arising from our actions in connection with the Plan of Dissolution.

Principal Provisions of the Plan of Dissolution

The following is a brief summary of the material provisions of the Plan of Dissolution. The following summary is qualified in its entirety by reference to the Plan of Dissolution, which we have attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. We encourage you to read the Plan of Dissolution in its entirety.

Pursuant to the Plan of Dissolution we will, among other things, undertake the following:

•	dispose of all of our assets, which we expect to accomplish within 24 months after approval of the Plan of Dissolution. Although we currently anticipate that we will sell our assets for cash and our discussion in this proxy statement contemplates that we will receive cash for the sale of our assets, the Plan of Dissolution provides that our assets may be sold for cash, notes, redemption of equity or such other assets as may be conveniently liquidated or distributed to stockholders.;

•	liquidate and dissolve the Company and distribute the net proceeds of such liquidation in accordance with the provisions of our Charter and applicable law;

•	pay or provide for our liabilities and expenses, which may include the purchase of insurance or the establishment of a reserve fund to provide for payment of contingent or unknown liabilities;

•	distribute the remaining proceeds of the liquidation to you after the payment of or provision for our liabilities and expenses, in accordance with our charter and bylaws, and take all necessary or advisable actions to wind-up our affairs;

•	if we cannot sell our assets and pay our liabilities within 24 months after your approval of the Plan of Dissolution, or if our Board and the Special Committee otherwise determines that it is advisable to do so, we may transfer our remaining assets and liabilities to a liquidating trust and distribute the interests in the liquidating trust to you; and

•	wind-up our operations and dissolve the Company, all in accordance with the Plan of Dissolution attached hereto as Annex A.

Under the Plan of Dissolution, our Board may modify, amend or abandon the plan of dissolution, notwithstanding stockholder approval, to the extent permitted by the MGCL. We do not plan to amend or modify the Plan of Dissolution under circumstances that would require additional stockholder solicitations under the MGCL or the federal securities laws without complying with the MGCL and the federal securities laws.

Liquidating Distributions and Procedures

We currently anticipate making one or more liquidating distributions to our stockholders. We intend to make the final liquidating distribution to our stockholders no later than 24 months after approval of the Plan of Dissolution, although the timing of this distribution will depend on when we sell our assets. We cannot assure you that the final distribution will be made within that 24-month period.

The Plan of Dissolution gives the Special Committee the authority, in its discretion, to determine how best to provide for any unknown or contingent liabilities consistent with Maryland law. Our Board may authorize us to obtain insurance policies to cover such costs and/or to establish a reserve fund out of which to pay such costs. If a reserve fund is established, we would expect a final liquidating distribution to be made once the manager of the fund determines that no further claims are likely to be made upon the fund. Such a determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If such a reserve fund is created, the final payout of the fund’s assets remaining after payment of claims against the fund to our stockholders may not occur for three or more years following the filing of our Articles of Dissolution.

The aggregate of all liquidating distributions may be less or more than the amounts we anticipate. The actual amounts and times of payment of the liquidating distributions to be made to you will be determined by the Special Committee in its discretion. If you transfer your shares during the liquidation, the right to receive liquidating distributions will transfer with those shares.

Liquidating Trust

If all of our assets are not sold or distributed within 24 months after the approval of the Plan of Dissolution by our stockholders, or if unpaid liabilities remain outstanding, we may transfer any assets not sold or distributed, including any reserve fund or other cash on hand, to a liquidating trust. The creation of a liquidating trust may be necessary to avoid losing our status as a REIT after the 24-month period following adoption of the Plan of Dissolution. We may also create a liquidating trust prior to that time in order to avoid the costs of operating as a public company, or if our Board and Special Committee determine that it is otherwise advantageous or appropriate to do so. If we establish a liquidating trust, we would distribute to our stockholders at that time common shares of beneficial interests in the liquidating trust in proportion to the number of shares of common stock owned by such holders. The purpose of the liquidating trust that we may establish will be to liquidate any remaining assets on terms satisfactory to the liquidating trustees and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the Plan of Dissolution will constitute the approval by our stockholders of the establishment of a liquidating trust, the Special Committee’s appointment of one or more individuals, who may or may not be former members of our Board or officers, or corporate persons to act as trustee or trustees and the terms of any declaration of trust adopted by our Board. We expect that interests in the liquidating trust will not be freely transferable. Therefore, the recipients of interests in the liquidating trust will not realize any value from these interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees.

Any plan to transfer assets to a liquidating trust is only a contingency plan. Therefore, our Board and the Special Committee have not determined the detailed terms or structure for a liquidating trust. The characteristics of any liquidating trust will be determined by our Board and the Special Committee at a future date depending on factors such as the number and value of assets to be held by the liquidating trust and the number of holders of interests in the liquidating trust.

Dissolution

The Plan of Dissolution authorizes our Board, the Special Committee and our officers, when appropriate, to file Articles of Dissolution and to take any other appropriate and necessary action to dissolve our company under Maryland law.

Reporting Requirements

Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with such reporting requirements is economically burdensome. If the Plan of Dissolution is approved by our stockholders, after filing our Articles of Dissolution, in order to curtail expenses, we expect to seek relief from the SEC from the reporting requirements under the Exchange Act (other than with respect to the filling of current reports on Form 8-K), but there can be no assurances that such relief will be granted by the SEC.

Our Common Stock

We currently intend to close our stock transfer books on the dissolution date and at such time cease recording stock transfers and issuing stock certificates (other than replacement certificates).

Our common stock is not currently listed on a stock exchange.

We intend to make a public announcement of the anticipated filing date of the Articles of Dissolution at least three business days in advance of the filing.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the Plan of Dissolution, other than the requirements of the MGCL.

Appraisal Rights

Under Maryland law, our stockholders are not entitled to appraisal rights or to any similar rights of dissenters for their shares of our common stock in connection with the transactions contemplated by the Plan of Dissolution.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required for the approval of the Plan of Dissolution Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN OF DISSOLUTION PROPOSAL.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material United States federal income tax considerations that may be relevant to you from the transactions described in this proxy statement. This discussion is based on the laws, regulations (whether final, temporary or proposed), rulings and judicial decisions now in effect, all of which are subject to change, and some of which may have retroactive effect. With the exception of the ruling that we intend to seek from the U.S. Internal Revenue Service (the “IRS”) relating to the tax consequences of the sale of our properties pursuant to the Plan of Dissolution, we have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with all of such statements and conclusions. In the event that we fail to receive a positive ruling with respect to certain of those statements and conclusions, the Board may decide to modify certain elements of our plan for liquidation and sale of our assets, including the timing individual asset or sub-portfolio sales and final distribution of the net proceeds thereof to our stockholders, which in turn could adversely affect the timing and amount of receipt of proceeds by stockholders. This discussion assumes that we have qualified at all times throughout our existence, and will continue to qualify until our liquidation, as a real estate investment trust, or, REIT for United States federal income tax purposes. The following discussion is not exhaustive of all possible tax considerations. This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor does it discuss all of the aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations or partnerships, and persons who are not citizens or residents of the United States) subject to special treatment under the United States federal income tax laws.

YOU ARE ADVISED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU FROM THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT AND YOUR RECEIPT OF DISTRIBUTIONS FROM US IN CONNECTION WITH THE PLAN OF DISSOLUTION.

United States Federal Income Tax Consequences to Our Company and Our Stockholders

United States Federal Income Tax Consequences to Our Company

For U.S. federal income tax purposes, we are taxed as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). If the Plan of Dissolution is approved by the stockholders, we currently contemplate that we will continue to qualify as a REIT prior to the final distribution of assets. However, in order for us to continue to qualify as a REIT, we must satisfy a number of asset, income and distribution tests and there can be no assurances that we will be able to satisfy these tests throughout the period during which we would liquidate our assets. For example, in order to maintain our REIT status, we must, among other things, continue to derive income from qualified sources, principally rents from real property, interest from mortgages on real property and gains from the sale or exchange of real estate assets. In addition, our principal investments must continue to be in real estate assets. We plan to sell substantially all of our assets if the Plan of Dissolution is approved. Accordingly, there can be no assurances that we will be able to satisfy these tests throughout the period during which we would liquidate our assets pursuant to our Plan of Dissolution. The Board has the authority under the Plan of Dissolution to cause us to discontinue our status as a REIT at any time if the Board finds it in the best interests of our stockholders to do so.

The Code defines a REIT generally as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Code Sections 856 through 860; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code); and (vii) which meets certain other tests regarding the nature of its income and assets and the amount of its distributions. We believe that we have issued a sufficient number of shares to allow us to satisfy conditions (v) and (vi) above. In addition, our charter provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (v) and (vi) above.

In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction (as described below) and excluding our net capital gain, and (b) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We may elect to retain and pay taxes on all or a portion of our net long-term capital gains for any taxable year, in which case our stockholders would include in their income as long-term capital gains their proportionate share of such undistributed capital gains. Our stockholders would be treated as having paid their proportionate share of the capital gains tax paid by us, which amounts would be credited or refunded to our stockholders. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent possible, we intend to make timely distributions sufficient to satisfy this annual distribution requirement.

As a REIT, we are generally not subject to federal corporate income tax on the portion of our taxable income or capital gain that we currently distribute to our stockholders in distributions that are eligible for the dividends paid deduction (the “DPD”). We will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed to our stockholders. Under Code Section 562(b), distributions eligible for the DPD include (1) in the case of amounts distributed in liquidation, the part of such distribution (deducting for such purpose the amount of such distribution equal to the capital and paid-in surplus attributable to the stock with respect to which the distribution is being made) which is properly chargeable to earnings and profits accumulated after February 28, 1913; and (2) in the case of a complete liquidation of a corporation occurring within 24 months after the adoption by a corporation of a Plan of Dissolution, any distribution within such period pursuant to such plan to the extent of the earnings and profits (computed without regard to capital losses) of such corporation for the taxable year in which such distribution is made. In addition, under Code Section 562(e), in the case of a REIT, in determining the amount of dividends under Code Section 316 for purposes of computing the DPD, the earnings and profits of such REIT are increased for any taxable year by the total amount of gain, if any, on the sale or exchange of real property by the REIT during such taxable year.

So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” are sales of property held primarily for sale to customers in the ordinary course of a trade or business. The prohibited transactions tax is intended to prevent a REIT from retaining any profit from ordinary retailing activities such as sales to customers of condominium units or subdivided lots in a development project. The Code provides for a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions. Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties will constitute a prohibited transaction. We do not believe that the sales of the Company’s properties pursuant to the Plan of Dissolution should be subject to the prohibited transactions tax. However, due to the anticipated sales volume and other factors, the contemplated sales may not qualify for the protective safe harbor. We have received an opinion from a nationally recognized accounting firm concluding that the sales of our properties in anticipation of, simultaneous and subsequent to the adoption of the Plan of Dissolution should not constitute prohibited transactions within the meaning of the Code. This opinion is not binding upon the Internal Revenue Service which may assert that the contemplated sales are subject to the prohibited transactions tax. There can, however, be no assurances that the IRS will not successfully challenge the characterization of properties we hold for purposes of applying the prohibited transaction tax.

We expect to completely liquidate within 24 months after the adoption of the Plan of Dissolution, in which case any liquidating distributions that we make to our stockholders within such 24-month period pursuant to such Plan of Dissolution will, to the extent of our earnings and profits, computed without regard to our capital losses, for the taxable year in which any such distributions are made, be treated as dividends for purposes of computing our DPD. For this purpose, for the taxable year in which we make the liquidating distributions to our stockholders, our earnings and profits will include any gain resulting from the sale of our assets. As a result, and provided that we continue to qualify as a REIT, we believe that we will not be subject to U.S. federal corporate income tax on gain recognized in connection with liquidating sales of its assets, nor will we be subject to U.S. federal corporate income tax on gains realized upon a liquidating distribution of any of our appreciated assets.

If we are unable to dispose of all of our assets within 24 months after adoption of the Plan of Dissolution or if it is otherwise advantageous or appropriate to do so, our Board may establish a liquidating trust to which we could distribute in kind our unsold assets. Even if all of our assets were disposed of within such period, our Board may decide to establish a liquidating trust to retain cash reserves beyond such 24-month period to meet any contingent liabilities. Under the Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust. Although neither the Code nor the Treasury regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations. If we establish a liquidating trust, we intend to comply with such IRS guidelines.

An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. The liquidating trust will be treated as a grantor trust, and accordingly, will not be subject to tax on any income or gain recognized by it. For tax consequences of transfers made to the liquidating trust, see “—United States Federal Income Tax Consequences to our U.S. Stockholders” below. If the liquidating trust fails to qualify as such, its treatment for U.S. federal income tax purposes will depend, among other things, upon the reasons for its failure to so qualify. If the liquidating trust fails to qualify as a grantor trust because the liquidation is considered to have been unreasonably prolonged or the liquidation purpose has become so obscured by business activities that the declared purpose of liquidation is considered to have been lost or abandoned, then the liquidating trust will most likely be treated as a partnership. Partnership status, however, would require that the liquidating trust avoid being classified as a publicly traded partnership, which among other things may require that interests in the trust not be transferable. If the liquidating trust were classified as a publicly traded partnership, the liquidating trust itself would be subject to tax, and stockholders could also be subject to tax upon the receipt of certain distributions from the liquidating trust. If the liquidating trust were classified as a partnership for U.S. federal income tax purposes, it is likely that the tax consequences to the stockholders as a result of owning interests in the liquidating trust would not differ materially from the tax consequences to the stockholders if the liquidating trust was classified as a grantor trust. If the liquidating trust were classified as a corporation, the liquidating trust itself would be subject to tax and stockholders could also be subject to tax upon the receipt of certain distributions from the liquidating trust. If our Board elects to use a Liquidating Trust, it is anticipated that every effort will be made to ensure that the trust will be classified as a grantor trust for U.S. federal income tax purposes.

United States Federal Income Tax Consequences to our U.S. Stockholders

For purposes of this discussion, a “U.S. Stockholder” is a beneficial owner of our shares that is (1) an individual citizen or resident of the United States, (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States or any state of the United States (or the District of Columbia), (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) certain tax-exempt entities, including individual retirement accounts, or (5) a trust if (i) both: (A) a U.S. court is able to exercise primary supervision over the administration of the trust, and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996, was treated as a domestic trust on August 19, 1996, and was eligible to elect, and validly elected, to be treated as a domestic trust. A “Non-U.S. Stockholder” is any beneficial owner of our shares other than a U.S. Stockholder or a partnership or other entity treated as a partnership for U.S. federal income tax purposes. If a partnership, or entity treated as a partnership for U.S. federal income tax purposes, holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.

Stockholders may receive one or more liquidating distributions as a result of the dissolution. The amount of any distribution should be applied first to reduce a stockholder’s tax basis in his, her or its shares of our common stock, but not below zero. The amount of the distributions in excess of a stockholder’s tax basis in his, her or its shares of our common stock will be gain, and should be recognized in the year the distribution is received. If the amount of the distributions is less than the stockholder’s tax basis in his, her or its shares of our common stock, the stockholder will generally recognize a loss in the year the final distribution is received by the stockholder. If the Board decides to establish a Liquidating Trust, the distribution to stockholders of interests in the Liquidating Trust will constitute the final liquidating distribution for these purposes. The gain or loss will be a capital gain or loss, assuming that the shares of our common stock are held as a capital asset (generally, property held for investment). Long-term capital gain realized by a stockholder that is an individual, estate or trust is generally taxed as preferential rates. A capital gain or loss will be long-term with respect to stock that has been held by a stockholder for more than one year. U.S. Stockholders who are individuals, estates or trusts may be subject to an additional 3.8% Medicare tax on their gain from the liquidation, and should consult their tax advisors concerning the applicability of this tax. Capital losses can generally be used to offset capital gains and, for individuals, estates or trusts, to offset ordinary income subject to limitations.

Tax-exempt stockholders, including employee pension benefit trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income” (“UBTI”), as defined in the Code. A full discussion of the consequences of tax-exempt and Non-U.S. Stockholders of using a liquidating trust is beyond the scope of this proxy statement and any such stockholder is urged to consult its own tax advisors regarding the federal, state and local income and other tax consequences of their receipt of liquidating distributions from us.

If our Board decides to establish a liquidating trust, our stockholders will be beneficiaries of such liquidating trust and be treated as the owner of his, her or its pro rata portion of each asset, including cash, received by and held by the liquidating trust. Accordingly, each stockholder will be treated as having received a liquidating distribution equal to his, her or its share of the amount of cash and the fair market value of any asset transferred to the liquidating trust. Each stockholder will recognize gain to the extent such value is greater than his, her or its basis in shares notwithstanding that he, she or it may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. The liquidating trustee will file tax returns for the liquidating trust and will send to each stockholder a separate statement setting forth the stockholder’s share of items of income, gain, loss, deduction and credit. In addition, each stockholder will be required to take into account in computing his, her or its taxable income a pro rata share of each item of income, gain and loss of the liquidating trust. An individual stockholder who itemizes deductions may deduct his, her or its pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the stockholder’s other miscellaneous deductions, exceeds 2% of his, her or its adjusted gross income. A stockholder will also recognize taxable gain or loss when all or part of his, her or its pro rata portion of an asset is disposed of for an amount greater or less than his, her or its pro rata portion of the fair market value of such asset at the time it was transferred to the liquidating trust. Any such gain or loss will be capital gain or loss so long as the stockholder holds his, her or its interest in the assets as a capital asset.

Our stockholders will receive an applicable IRS Form 1099 for the receipt of liquidating distributions received from us.

United States Federal Income Tax Consequences to Non-U.S. Stockholders

The rules governing United States federal income taxation of Non-U.S. Stockholders are complex, and no attempt will be made in this proxy statement to provide more than a limited summary of such rules. A Non-U.S. Stockholder should consult with his, her or its own tax advisor to determine the impact of United States federal, state and local income tax laws with regard to our Plan of Dissolution and each Non-U.S. Stockholder’s receipt of liquidating distributions from us. Accordingly, this discussion does not address all aspects of United States federal income taxation, nor state, local or foreign tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a Non-U.S. Stockholder in light of his, her or its particular circumstances.

United States Federal Income Tax Consequences to Non-U.S. Stockholders Under The Foreign Investment In Real Property Tax Act of 1980 (“FIRPTA”)

In general, Section 897 of the Code requires a Non-U.S. Stockholder that disposes of a “United States real property interest,” or USRPI, to treat any gain or loss from such disposition as gain that is effectively connected with the conduct of a trade or business within the United States or as loss that is allocable to such gain. A USRPI includes an interest in real property located in the United States and any interest other than that of a creditor in a domestic corporation that is a “United States real property holding corporation.”

As discussed above, we currently contemplate that we will continue to qualify as a REIT prior to the final distribution of assets. Accordingly, the FIRPTA provisions governing distributions from REITs treat, for U.S. federal income tax purposes, the liquidation as a liquidating distribution from us to Non-U.S. Stockholders of the net proceeds from the sale of our real estate assets. The IRS has taken the position in Notice 2007-55 that the FIRPTA provisions governing distributions from REITs apply to the extent liquidation distributions are attributable to gain from the sale of USRPIs, except under limited circumstances which are inapplicable here. Non-U.S. Stockholders should consult their tax advisors regarding the application of those provisions.

The IRS stated in Notice 2007-55 that REIT liquidating distributions are subject to tax under Code Section 897(h)(1) to the extent attributable to gain from the sale of USRPIs. Thus, under Notice 2007-55, the liquidating distributions received by a Non-U.S. Stockholder are subject to tax under FIRPTA as a distribution to the extent they are attributable to gain from the sale of our real estate assets. If the distributions were taxed under FIRPTA, the gain recognized by a Non-U.S. Stockholder generally would be subject to U.S. federal income tax on a net basis to the extent attributable to gain from the sale of our real estate assets, and a corporate Non-U.S. Stockholder could also be subject to the branch profits tax on such FIRPTA gain. Accordingly, we intend to withhold U.S. federal income tax at a rate of 35% from the portion of the liquidation distributions that are, or are treated as, attributable to gain from the sale of USRPIs and paid to a Non-U.S. Stockholder.

A Non-U.S. Stockholder may be entitled to a refund or credit against the holder’s United States tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their tax advisor regarding withholding tax considerations.

There are recently enacted exceptions to taxation under FIRPTA which are summarized herein. Pursuant to recently enacted legislation referred to as the Protecting Americans from Tax Hikes Act of 2015 (the “PATH Act”), effective after December 18, 2015, certain Non-U.S. Stockholders that meet certain specific requirements to be treated as “qualified foreign pension funds” are exempted from FIRPTA and applicable withholding. This exemption would generally apply to dispositions of our shares, or distributions attributable to gain from the sale of a USRPI. In addition, under the PATH Act shares of a REIT held by certain Non-U.S. Stockholders that meet certain specific requirements of a “qualified shareholder” will not be treated as a USRPI, and capital gain dividends from such a REIT will not be treated as gain from the sale of a USRPI, unless a person (other than a “qualified shareholder”) that holds an interest in such qualified shareholders owns, taking into account applicable constructive ownership rules, more than 10% of the shares of the REIT. In general, for these purposes, a “qualified shareholder” is a foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, meets certain specific requirements to be a “qualified collective investment vehicle” and maintains records on the identity of certain 5% owners. The provisions of the PATH Act relating to “qualified shareholders” and “qualified foreign pension funds” are complex. Potential shareholders should consult their own tax advisors with respect to the potential impact of the PATH Act in their particular circumstances.

United States Federal Income Tax Consequences to Non-U.S. Stockholders Other Than Under FIRPTA

Gain recognized by a Non-U.S. Stockholder upon our dissolution and his, her or its receipt of liquidating distributions from us which is not otherwise subject to taxation under FIRPTA will nonetheless be subject to United States federal income tax if (1) the Non-U.S. Stockholder’s investment in his, her or its stock is “effectively connected” with the Non-U.S. Stockholder’s United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain, except that a foreign corporation Non-U.S. Stockholder also may be subject to the 30% branch profits tax; or (2) an individual

Non-U.S. Stockholder is present in the United States for at least 183 days during a three-year period ending in the current calendar year, in which case the individual Non-U.S. Stockholder will be subject to a 30% tax on his or her net capital gains for the taxable year.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code and subsequent IRS guidance provide that a 30% withholding tax will be imposed on distributions to a non-U.S. entity if such entity fails to satisfy certain disclosure and reporting rules. In general, these rules require that (i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. owners of such entity. In the event of noncompliance with the FATCA requirements, withholding at a rate of 30% on our liquidating distributions made to the non-complying Non-U.S. Stockholder which is a foreign financial entity will be required, and such stockholder will be required to seek a refund from the IRS to obtain a refund of any amounts withheld. Non-U.S. Stockholders should consult their tax advisors concerning these rules.

Income Tax Treaties. If a Non-U.S. Stockholder is eligible for treaty benefits under an income tax treaty with the United States, the Non-U.S. Stockholder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. Stockholders should consult their tax advisor regarding possible relief under an applicable income tax treaty.

Backup Withholding And Information Reporting Consequences To Stockholders

Backup withholding (currently at a rate of 28%) may apply to payments made to a U.S. Stockholder in connection with the liquidation unless the U.S. Stockholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding or otherwise complies with the applicable requirements of the backup withholding rules, which generally may be done by providing us with a properly completed and signed IRS Form W-9. Individual U.S. Stockholders who do not provide us with their correct taxpayer identification number may be subject to penalties imposed by the IRS. We may also be required to withhold on liquidating distributions made to any U.S. Stockholders who fail to certify their non-foreign status.

If you are a Non-U.S. Stockholder, liquidating distributions paid to you may be subject to backup withholding tax unless such stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, W-8BEN-E or other applicable version of IRS Form W-8. If a Non-U.S. Stockholder is subject to backup or other United States federal income tax withholding, then the applicable withholding agent will be required to withhold the appropriate amount with respect to a deemed or constructive distribution, even though there is insufficient cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the applicable withholding agent may collect the amount of United States federal income tax required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the stockholder would otherwise receive or own, and the stockholder may bear brokerage or other costs for this withholding procedure.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you generally will be allowed as a refund or a credit against your U.S. federal income tax liability as long as you provide the required information to the IRS in a timely manner.

State And Local Taxes

Our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which they transact business or reside. The state and local tax treatment of our stockholders may not conform to the United States federal income tax consequences discussed above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws on the transactions described herein and on the receipt of the liquidating distributions from us.

PROPOSAL TWO—THE ADJOURNMENT PROPOSAL

If, at the annual meeting, the number of shares of our common stock, present or represented by proxy at the annual meeting, voting in favor of the approval of the Plan of Dissolution is insufficient to approve the Plan of Dissolution Proposal under Maryland law, we intend to adjourn the annual meeting in order to solicit additional proxies in favor of the approval of this proposal. In that event, we will ask our stockholders to vote only upon the Adjournment Proposal, and not the Plan of Dissolution Proposal.

In this proposal, we are asking you to approve the adjournment of the annual meeting, and any later adjournments, to a date or dates not later than October 18, 2016, in order to enable us to solicit additional proxies in favor of the approval of the Plan of Dissolution Proposal. If our stockholders approve the Adjournment Proposal, we could adjourn the annual meeting, and any adjourned session of the annual meeting, to a date not later than October 18, 2016 and use the additional time to solicit additional proxies in favor of the approval of the Plan of Dissolution Proposal, including the solicitation of proxies from our stockholders that have previously voted against the approval of the Plan of Dissolution Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the Plan of Dissolution Proposal to defeat this proposal, we could adjourn the annual meeting without a vote on the Plan of Dissolution Proposal and seek during that period to convince the holders of those shares to change their votes to votes in favor of the approval of the Plan of Dissolution Proposal.

The Adjournment Proposal requires the affirmative vote of a majority of votes cast at the annual meeting, assuming a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Adjournment Proposal. No proxy that is specifically marked AGAINST approval of the Plan of Dissolution Proposal will be voted in favor of the Adjournment Proposal, unless it is specifically marked FOR the Adjournment Proposal.

Our Board believes that if the shares of our common stock, present or represented by proxy at the annual meeting and voting in favor of the approval of the Plan of Dissolution Proposal are insufficient to approve the Plan of Dissolution Proposal, it is in the best interests of our stockholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of approval of the Plan of Dissolution Proposal to bring about the approval of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

PROPOSAL THREE—ELECTION OF DIRECTORS

Nominees for Election to our Board of Directors

The persons named below have been nominated by our Board for election as directors to serve until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualify. Each of the nominees, other than Mr. Sittema, is currently serving on the Board, and each, including Mr. Sittema, has consented to serve if elected. A majority of the Company’s directors are required to be independent, as that term is defined in our Charter and as set forth below under “Board Leadership Structure: Board Independence and Role in Risk Oversight” (the “Independent Directors”). One of the Independent Directors nominated for election, Mr. Elker, has served as an Independent Director of the Company since August 2009, and the other Independent Director nominated for election, Mr. Dietz, has served as an Independent Director of the Company since September 2014.

Set forth below is each nominee’s name, age, principal occupation or employment during the periods indicated and other biographical information.

In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote for the election of such other person in the place of such nominee(s) for the office of director as the Board may recommend. The affirmative vote of a majority of the votes cast by holders of shares represented in person or by proxy at the annual meeting is required for the election of directors.

The Company’s officers and directors that own shares of common stock have advised the Company that they intend to vote their shares of common stock for the election of each of the nominees.

Our Board of Directors unanimously recommends a vote “FOR ALL” to elect each of the following nominees to the Board:

Thomas K. Sittema

Stephen P. Elker

James P. Dietz

Our directors and executive officers as of April 30, 2016 were as follows:

Name	Age	Position
James M. Seneff, Jr.	69	Chairman of the Board of Directors
Stephen P. Elker	64	Independent Director
James P. Dietz	51	Independent Director
Thomas K. Sittema	57	Chief Executive Officer and President
Tammy J. Tipton	55	Chief Financial Officer and Treasurer
Scott C. Hall	51	Senior Vice President of Operations
Holly J. Greer	44	General Counsel, Senior Vice President and Secretary
Ixchell C. Duarte	49	Senior Vice President and Chief Accounting Officer
John F. Starr	41	Chief Portfolio Officer

Thomas K. Sittema. Chief Executive Officer and President. Mr. Sittema has served as our chief executive officer and president since September 1, 2014 and is being nominated to the position of chairman of the Board. Mr. Sittema has also served as chief executive officer and president of our advisor since September 1, 2014. Mr. Sittema has also served as chief executive officer of CNL Healthcare Properties, Inc. from September 2011 to April 2012 and has served as chief executive officer of its advisor since September 2011. He also has served as chairman of the board of CNL Healthcare Properties II, Inc., a newly formed corporation that intends to operate as a REIT, since November 2015, and as a director since its inception on July 9, 2015 and as chief executive officer of its advisor, CHP II Advisors, LLC, since its inception on July 9, 2015. Mr. Sittema has also served as vice chairman of the board of directors and a director of CNL Lifestyle Properties, Inc. since April 2012. He served as chief executive officer of CNL Lifestyle Properties, Inc. from September 2011 to April 2012 and has served as chief executive officer of its advisor since September 2011. He served as chief executive officer and president of Global Income Trust, Inc., another public, non-traded REIT, from September 2014 until its dissolution in December 2015, and has served as chief executive officer and president of its advisor, CNL Global Income Advisors, LLC, since September 2014. Mr. Sittema has served as chief executive officer of CNL Financial Group, Inc. (January 2011 to present) and as president (August 2013 to present), and previously served as vice president (February 2010 to January 2011). He has also served as chief executive officer and president of CNL Financial Group, LLC, (“CNL”), the Company’s sponsor (the “Sponsor”), since August 2013. Mr. Sittema also serves as chairman of the board and a director of Corporate Capital Trust, Inc., a non-diversified, closed-end management investment company that has elected to be regulated as a business development company since October 2010. Mr. Sittema has also served as Corporate Capital Trust, Inc.’s chief executive officer since September 1, 2014. Mr. Sittema has served as a trustee and chief executive officer of Corporate Capital Trust II, a non-traded business development company, since August 2014. Mr. Sittema holds various other offices with other CNL affiliates. Mr. Sittema has served in various roles with Bank of America Corporation and predecessors, including NationsBank, NCNB and affiliate successors (1982 to October 2009). While at Bank of America Corporation Merrill Lynch, he served as managing director of real estate, gaming, and lodging investment banking. Mr. Sittema joined the real estate investment banking division of Banc of America Securities at its formation in 1994 and initially assisted in the establishment and build-out of the company’s securitization/permanent loan programs. He also assumed a corporate finance role with the responsibility for mergers and acquisitions, or M&A, advisory and equity and debt capital raising for his client base. Throughout his career, Mr. Sittema has led numerous M&A transactions, equity offerings and debt transactions including high grade and high-yield offerings, commercial paper and commercial mortgage-backed security conduit originations and loan syndications. Mr. Sittema is a member, since February 2013, of the board of directors of Crescent Holdings, LLC. Mr. Sittema has been named chair-elect for 2015 of the Investment Program Association and will become chairman of the Investment Program Association in 2016. Mr. Sittema received his B.A. in business administration from Dordt College, and an M.B.A. with a concentration in finance from Indiana University.

Stephen P. Elker. Independent Director. Mr. Elker has served as an independent director and the Audit Committee financial expert since August 2009. Until July 2009, Mr. Elker spent over 36 years with KPMG LLP, the U.S. member firm of KPMG International, beginning in its Washington D.C. office, and then with offices in Rochester, New York and Orlando, Florida. In 1999, Mr. Elker was appointed as managing partner of the Orlando office and served as partner in charge of the Florida business tax practice from 2001 to July 2009. His responsibilities included providing tax consulting and compliance services for clients in industries including real estate, hospitality and consumer markets. Mr. Elker’s experience extends to advising multinational clients, both U.S. and foreign-based, on mergers, acquisitions, divestitures, international taxation, and cross-border real estate transactions. In May 2012, Mr. Elker joined the board of directors of Fiesta Restaurant Group Inc. as an independent director and chairman on the audit committee. Mr. Elker earned his bachelor of science degree in business administration from Georgetown University. Mr. Elker is a certified public accountant.

James P. Dietz. Independent Director. Mr. Dietz has served as an independent director since September 1, 2014. He served as an independent director of Global Income Trust, Inc., another public, non-traded REIT, from November 2009 until its dissolution in December 2015. Mr. Dietz has served as a partner of B2B CFO®, a national CFO services organization, since January 2016. From November 2014 to January 2016, Mr. Dietz served as a consulting chief financial officer for Integral Health Plan, Inc. Mr. Dietz served as executive vice president, chief financial officer and secretary of Health Insurance Innovations, Inc. (NASDAQ: HIIQ), a developer and administrator of web-based individual health insurance plans and ancillary products from November 2013 to August 2014. Mr. Dietz previously served Health Insurance Innovations as its senior vice president of finance and business development from April to November 2013, and as a consultant during March and April 2013. Mr. Dietz served as president and chief executive officer of NanoScale Corporation, a non-public manufacturer of specialty materials, from May 2012 until December 2012, in connection with that company’s turnaround efforts. Prior to joining NanoScale, Mr. Dietz served as chief financial officer from July 2011 to April 2012, and served as vice president of finance and accounting from May 2010 to July 2011 for Parabel, Inc. (formerly known as PetroAlgae Inc.) (OTCQB:PALG), a provider of technology and solutions that utilize biomass derived from micro-crops. From January 2008 through April 2010, Mr. Dietz served as chief financial officer of companies engaged in start-up or turn-around efforts in the real estate industry, including positions as chief financial officer of U.S. Capital Holdings, LLC, an international private equity investor and developer, from May 2009 to April 2010, vice president of finance and business development of PACT, LLC, a real estate development company, from May 2008 to May 2009, and chief financial officer of American Leisure Group, a real estate investor and timeshare developer, from January 2008 to April 2008. From 1995 until December 2007, Mr. Dietz served as chief financial officer of residential community developer, WCI Communities, Inc. (NYSE: WCI), and various predecessor firms. From 1993 to 1995, Mr. Dietz managed asset-backed financing originations for GTE Leasing Corporation (a subsidiary of GTE, a predecessor to Verizon Communications). He began his professional career with Arthur Andersen & Co where he worked for six years in positions of increasing seniority. Mr. Dietz earned a B.A. in accounting and economics from the University of South Florida in 1986. Mr. Dietz is a certified public accountant.

Tammy J. Tipton. Chief Financial Officer and Treasurer. Ms. Tipton has served as our chief financial officer and treasurer since September 2014. She served as chief financial officer and treasurer of Global Income Trust, Inc, another public, non-traded REIT, from September 2014 until its dissolution in December 2015. She has served as chief financial officer and treasurer of CNL Lifestyle Properties, Inc., a public, non-traded REIT, since May 1, 2015, and has served as chief financial officer since March 2014 and as senior vice president since May 2015 of its advisor. She has served as chief financial officer, senior vice president and treasurer of CHP II Advisors, LLC, since its inception on July 9, 2015, the advisor to CNL Healthcare Properties II, Inc., a newly formed corporation that plans to operate as a REIT. She has served as senior vice president since October 2011 and group financial officer since January 2014 of CNL Financial Group Investment Management, LLC where she oversees the strategic finance, accounting, reporting, budgeting, payroll and purchasing functions for CNL and its affiliates. Ms. Tipton also holds various other offices with other CNL affiliates. She previously served as senior vice president of CNL from 2002 to December 2011. Ms. Tipton has served in various other financial roles since joining CNL in 1987. These roles include regulatory reporting for 20 public entities and the accounting, reporting and servicing for approximately 30 public and private real estate programs. Ms. Tipton earned a B. S. in accounting from the University of Central Florida. She is also a certified public accountant.

Scott C. Hall. Senior Vice President of Operations. Mr. Hall has served as the Company’s senior vice president of operations since December 2012. Mr. Hall has also served as senior vice president of the Company’s Advisor since March 2013. Mr. Hall served as senior vice president of operations of Global Income Trust, Inc., a public, non-traded REIT from December 2012 until its dissolution in December 2015. He also served as senior vice president of its advisor since March 2013. Mr. Hall is the president and owner of a private consulting firm based in Orlando, Florida that serves various real estate investment and development projects. Prior to his appointment as senior vice president of operations, he served from May 2011 to December 2012 as a consultant to the Advisor and to the advisors of other CNL affiliates, including Global Income Trust, Inc., CNL Lifestyle Properties, Inc., CNL Healthcare Properties, Inc., each a public, non-traded REIT, and Corporate Capital Trust, Inc., a public, non-traded business development company. From September 2005 to February 2010, Mr. Hall was senior vice president and led the Florida office of The Pizzuti Companies, a nationally recognized real estate investor and developer based in Columbus, Ohio. He also held various positions with a number of CNL affiliates from May 2002 to September 2005. Previously, from 1995 to 2001, Mr. Hall was an associate at Lake Nona, a 7,000-acre mixed-use real estate development in Orlando, Florida, owned by Tavistock Group, an international private investment company. Mr. Hall earned a B.A. in English from Ohio Wesleyan University, and an M.B.A. with honors from Rollins College.

Holly J. Greer. General Counsel, Senior Vice President and Secretary. Ms. Greer has served as the Company’s general counsel, senior vice president and secretary since August 2011. Ms. Greer has also served as senior vice president and secretary of the Company’s Advisor since August 2011. Ms. Greer served as general counsel, senior vice president and secretary of Global Income Trust, Inc., another public, non-traded REIT, from August 2011 until its dissolution in December 2015. She has served as senior vice president and secretary of its advisor since August 2011. Ms. Greer has served as general counsel, senior vice president and secretary of CNL Healthcare Properties, Inc., a public, non-traded REIT, since March 2011. She previously served as associate general counsel and vice president from inception in June 2010 until March 2011. Ms. Greer has also served as senior vice president of its advisor since November 2013 and previously served as associate general counsel and vice president (June 2010 until April 2011) and served as senior vice president, legal affairs (April 2011 until November 2013). Ms. Greer has served as general counsel, senior vice president and secretary of CNL Healthcare Properties II, Inc., a public, non-traded REIT, since January 2016, and as senior vice president and secretary of its advisor since July 2015. Ms. Greer joined CNL Lifestyle Properties, Inc., a public, non-traded REIT, in August 2006, where she initially served as acquisition counsel for its former advisor, CNL Lifestyle Company, LLC, until April 2007. From April 2007 until November 2009, Ms. Greer served as counsel to CNL Lifestyle Properties, Inc. and its former advisor, overseeing real estate and general corporate legal matters. She served as assistant general counsel of its former advisor (November 2009 to January 2010) and served as associate general counsel and vice president

(January 2010 until April 2011). Ms. Greer served as associate general counsel (January 2010 until March 2011) and vice president (December 2009 until March 2011) of CNL Lifestyle Properties, Inc. Effective March 2011, Ms. Greer has served as general counsel, senior vice president and secretary of CNL Lifestyle Properties, Inc. She has also served as senior vice president of its current advisor, CNL Lifestyle Advisor Corporation, since November 2013 and previously served as assistant general counsel and vice president (December 2010 to April 2011) and senior vice president, legal affairs (April 2011 to November 2013). Prior to joining CNL Lifestyle Properties, Inc., Ms. Greer spent seven years in private legal practice, primarily at the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in Orlando, Florida. Ms. Greer is licensed to practice law in Florida and is a member of the Florida Bar Association and the Association of Corporate Counsel. She received a B.S. in communications and political science from Florida State University and her J.D. from the University of Florida.

Ixchell C. Duarte. Senior Vice President and Chief Accounting Officer. Ms. Duarte has served as the Company’s senior vice president and chief accounting officer since June 2012, and has served as a senior vice president of the Company’s Advisor since November 2013. She also served as a senior vice president and chief accounting officer of Global Income Trust, Inc., another public, non-traded REIT, from June 2012 until its dissolution in December 2015, and has served as senior vice president of its advisor since November 2013. Ms. Duarte has also served as a senior vice president and chief accounting officer of CNL Healthcare Properties, Inc., a public, non-traded REIT, since March 2012, and was previously a vice president from February 2012 to March 2012. She also has served as senior vice president and chief accounting officer of its advisor since November 2013. Ms. Duarte has served as senior vice president and chief accounting officer since March 2012 of CNL Lifestyle Properties, Inc., a public, non-traded REIT, and was previously a vice president from February 2012 to March 2012. She also has served as a senior vice president of its advisor since November 2013. Ms. Duarte has served as chief accounting officer and senior vice president of CNL Healthcare Properties II, Inc., a public, non-traded REIT, since January 2016 and as senior vice president and chief accounting officer of its advisor since July 2015. Ms. Duarte served as controller at GE Capital, Franchise Finance, from February 2007 through January 2012 as a result of GE Capital’s acquisition of Trustreet, a publicly traded REIT. Prior to that, Ms. Duarte served as senior vice president and chief accounting officer of Trustreet and served as senior vice president and controller of its predecessor CNL companies (2002 to February 2007). Ms. Duarte also served as senior vice president, chief financial officer, secretary and treasurer of CNL Restaurant Investments, Inc. (2000 to 2002) and as a director of accounting and then vice president and controller of CNL Fund Advisors, Inc. and other CNL affiliates (1995 to 2000). Prior to that, Ms. Duarte served as an audit senior and then as audit manager in the Orlando, Florida office of Coopers & Lybrand where she serviced several CNL entities (1990 to 1995), and as audit staff in the New York office of KPMG (1988 to 1990). Ms. Duarte is a certified public accountant. She received a B.S. in accounting from the Wharton School of the University of Pennsylvania.

John F. Starr. Chief Portfolio Officer. Mr. Starr has served as the Company’s chief portfolio management officer since December 2012. Mr. Starr served as chief portfolio management officer of Global Income Trust, Inc., another public, non-traded REIT, from December 2012 until its dissolution in December 2015. Since 2002, Mr. Starr has held various positions with multiple CNL affiliates. From October 2011 until his appointment as the Company’s chief portfolio management officer, Mr. Starr served as senior vice president of portfolio management at CNL Financial Group Investment Management, LLC responsible for developing and implementing strategies to maximize the financial performance of CNL’s real estate portfolios. He also served as a senior vice president of CNL Private Equity Corp. from December 2010 until his appointment as the chief portfolio management officer. Between June 2009 and December 2010, he served as CNL Private Equity Corp.’s senior vice president of asset management, responsible for the oversight and day-to-day management of all real estate assets from origination to disposition. At CNL Management Corp., Mr. Starr served as senior vice president of asset management, from June 2007 to December 2010. Between January 2004 and February 2005, Mr. Starr served as vice president of real estate portfolio management at Trustreet, and from February 2005 to February 2007, he served as Trustreet’s vice president of special servicing, and as president of a Trustreet affiliate, where he was responsible for the resolution and value optimization of distressed leases and loans. From February 2007 to May 2007, following the sale of Trustreet to GE Capital, he served as GE Capital, Franchise Finance’s vice president of special servicing, before rejoining CNL affiliates in June 2007. Between May 2002 and January 2004, Mr. Starr was assistant vice president of special servicing at CNL Restaurant Properties, Inc. Prior to joining CNL’s affiliates, Mr. Starr served in various positions in the credit products management group at Wachovia Bank, Orlando, Florida, from December 1997 to May 2002. Mr. Starr received a B.S. in business and an M.B.A. from the University of Florida in 1997 and 2007, respectively.

Stephen H. Mauldin. If Mr. Sittema is elected to the Board, he will resign as President and Chief Executive Officer, and Mr. Mauldin will be appointed by the Board to serve as President and Chief Executive Officer. Mr. Mauldin has served as the chief executive officer of CNL Healthcare Properties, Inc. (“CHP”) since April 2012. Mr. Mauldin has also served as CHP’s president and as president of CHP’s Advisor since September 2011. He served as CHP’s chief operating officer from September 2011 to April 2012, and has served as chief operating officer of CHP’s Advisor since September 2011. Mr. Mauldin has served as vice chairman of the board and a director of CNL Healthcare Properties II, Inc., a newly formed corporation that intends to operate as a REIT, since November 2015, and as chief executive officer and president since July 2015. He also has served as chief operating officer of its advisor, CHP II Advisors, LLC, since July 2015. He has served as president of CNL Lifestyle Properties, Inc., a public-non-traded REIT, since September 2011, as chief executive officer since April 2012, and served as chief operating officer (September 2011 to April 2012). He has also served as president and chief operating officer of its advisor, CNL Lifestyle Advisor Corporation, since September 2011. Prior to joining CHP, Mr. Mauldin served as a consultant to Crosland, LLC, a privately held real estate development and asset management company headquartered in Charlotte, North Carolina, from March 2011 through August 2011. He previously served as their chief executive officer, president and a member of their board of directors from July 2010 until March 2011. Mr. Mauldin originally joined Crosland, LLC in 2006 and served as its chief financial officer from July 2009 to July 2010 and as president of Crosland’s mixed-use and multi-use development division prior to his appointment as chief financial officer. Prior to joining Crosland, LLC, from 1998 to June 2006, Mr. Mauldin was a co-founder and served as a partner of Crutchfield Capital, LLC, a privately held investment and operating company with a focus on small and medium-sized companies in the southeastern United States. From 1996 to 1998, Mr. Mauldin held various positions in the capital markets group and the office of the chairman of Security Capital Group, Inc., which prior to its sale in 2002, owned controlling interests in 18 public and private real estate operating companies (eight of which were NYSE-listed) with a total market capitalization of over $26 billion. Mr. Mauldin graduated with a B.S. in finance from the University of Tampa and received an M.B.A. with majors in real estate, finance, managerial economics and accounting/information systems from the J.L. Kellogg Graduate School of Management at Northwestern University.

Board Leadership Structure: Board Independence and Role in Risk Oversight

The Board is comprised of three directors. Mr. James M. Seneff, Jr., who is not standing for reelection at the annual meeting, has served as chairman of the Board since August 2009 and a director since the Company’s inception in December 2008. Mr. Sittema, the chief executive officer and president, has been nominated as chairman of the Board. If Mr. Sittema is elected as a director, the Board intends to appoint Mr. Mauldin as chief executive officer and president. Although the Board has no mandatory policy with respect to the separation of the offices of chairman and the chief executive officer, the Board believes that it is appropriate to have these as separate positions at this time on account of the varying strengths, experiences and relationships of each of these individuals in the real estate industry. Mr. Sittema has unique knowledge, experience and relationships with the Board and management as a result of his positions as president and chief executive officer of CNL, the Company’s sponsor and a leading private investment management firm providing global real estate and alternative investments, and as current vice chairman of the Company, and within a broad spectrum of the real estate market. Mr. Mauldin has extensive experience and relationships in the sectors in which the Company owns real estate properties and in the acquisition and disposition of real estate properties, and the Board believes that these attributes are complementary to the strengths of Mr. Sittema and would provide significant value to the Company in Mr. Mauldin’s new role.

For the year ended December 31, 2015, each of James Dietz and Stephen P. Elker served as Independent Directors. Although our shares are not listed on the New York Stock Exchange, we apply the exchange’s standards of independence to our own outside directors and for the year ended December 31, 2015, each of Messrs. Elker and Dietz met the definition of “independent” under Section 303A.02 of the New York Stock Exchange listing standards.

The audit committee of the Board (the “Audit Committee”) focuses on the adequacy of the Company’s enterprise risk management and risk mitigation processes. The Audit Committee meets regularly to discuss the strategic direction and the issues and opportunities facing the Company in light of trends and developments in the REIT industry and general business environment. Throughout the year, the Board provides guidance to management regarding the Company’s strategy and helps to refine its operating plans to implement the Company’s strategy. Annually, the Audit Committee meets with senior management, PricewaterhouseCoopers and internal audit to review the categories of risk the Company faces, including any risk concentrations and risk interrelationships, as well as, the likelihood of occurrence, the potential impact of those risks and mitigating measures. The involvement of the Audit Committee in setting the Company’s business strategy is critical to the determination of the types and appropriate levels of risk undertaken by the Company. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the president and chief executive officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and the Audit Committee providing oversight of risk management efforts.

Compensation of Independent Directors

During the year ended December 31, 2015, each Independent Director received a $30,000 annual fee for services, as well as $2,000 per Board meeting attended whether they participated by telephone or in person; however, no compensation is paid for attending annual meetings of stockholders. Each Independent Director serving on the Audit Committee received $2,000 per Audit Committee meeting attended whether they participated by telephone or in person. The Audit Committee Chair received an annual retainer of $10,000 in addition to Audit Committee meeting fees and fees for meeting with the independent accountants as a representative of the Audit Committee. In addition, each Independent Director received $2,000 per each Valuation Committee (as described below) and Special Committee meeting attended whether they participated by telephone or in person. No additional compensation is paid for attending the 2015 Annual Meeting.

The following table sets forth the compensation earned or paid to the Company’s directors during the year ended December 31, 2015 for their service on the Board, the Audit Committee and the Valuation Committee (where applicable):

Name	Fees Earned or Paid in Cash	Total
James M. Seneff, Jr.	None	None
Stephen P. Elker	$74,000	$74,000
James P. Dietz	$64,000	$64,000

Board Meetings During Fiscal Year 2015

The Board met 9 times during 2015. Each member of the Board attended 75% of the total Board meetings. During 2015, the Audit Committee held 4 meetings, and each member of the Audit Committee attended 100% of the total Audit Committee meetings. Although the Company does not have a policy on director attendance at the annual meeting of stockholders, directors are encouraged to do so. Two of our three directors were in attendance at the 2015 annual meeting of stockholders.

Committees of the Board of Directors

The Company has a standing Audit Committee, the members of which are selected by the Board each year. During 2015, the Audit Committee was comprised of Stephen P. Elker and James P. Dietz, each of whom was determined to be “independent” under the listing standards of the New York Stock Exchange referenced above. The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee charter is posted on the Company’s website at http://CNLGrowthProperties.com/corporate-governance.stml. The Audit Committee assists the Board by providing oversight responsibilities relating to:

•	The integrity of financial reporting;

•	The independence, qualifications and performance of the Company’s independent auditors;

•	The systems of internal controls;

•	The performance of the Company’s internal audit function;

•	Compliance with management’s audit, accounting and financial reporting policies and procedures; and

•	Company risk management.

In addition, the Audit Committee engages and is responsible for the compensation and oversight of the Company’s independent auditors and internal auditors. In performing these functions, the Audit Committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work. During the year ended December 31, 2015, the Audit Committee met four times with the Company’s independent auditors, internal auditors and management to discuss the annual and quarterly financial reports prior to filing them with the Commission. The Audit Committee has determined that Mr. Elker, the Chairman of the Audit Committee and an Independent Director, is an “audit committee financial expert” under the rules and regulations of the Commission for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

Currently, we do not have a nominating committee, and therefore, do not have a nominating committee charter. Our Board is of the view that it is not necessary to have a nominating committee at this time because the Board is composed of only three members, including two “independent directors” (as defined under the New York Stock Exchange listing standards), and each director is responsible for identifying and recommending qualified board candidates. The Board does not have a formal policy regarding diversity. The Board considers many factors with regard to each candidate, including judgment, integrity, diversity, prior professional experience, background, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of the audit committee, and the candidate’s willingness to devote substantial time and effort to Board responsibilities.

Currently, we do not have a compensation committee because we do not have any employees and do not separately compensate our executive officers for their services as officers. At such time, if any, as our shares of common stock are listed on a national securities exchange such as the New York Stock Exchange or the NASDAQ Stock Market, or have employees whom we directly provide compensation, we will form a compensation committee, the members of which will be selected by the full Board each year.

Our Board has formed a valuation committee comprised of our Independent Directors who are responsible for the oversight of the determination of the net asset value per share of the Company’s stock by an independent third-party firm. The valuations are being done with the methodologies recommended by the Investment Program Association Practice Guideline (the “IPA”). The independent third-party firm is approved by the Board and the valuation committee.

Although our Board is not required to review or recommend a strategic event by any certain date, with the completion of our Offering in April 2014, our Advisor began to explore possible liquidity options for us. In August 2015, our Board formed a Special Committee comprised of our Independent Directors.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company incorporates it by specific reference.

Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2015 with the management of the Company. The Audit Committee also discussed with the Company’s senior management the process for certifications by the Company’s chief executive officer and chief financial officer required by the Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Commission.

Review and Discussions with Independent Auditors. The Audit Committee has discussed with PricewaterhouseCoopers, the Company’s independent registered certified public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Audit Committee has reviewed the selection, application and disclosure of the Company’s critical accounting policies. The Audit Committee has also received written disclosures and letters from PricewaterhouseCoopers required by Rule 3524 and Rule 3526 of the PCAOB, “Communication with Audit Committees Concerning Independence,” and has discussed with PricewaterhouseCoopers their independence from the Company.

Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the 2015 Annual Report on Form 10-K for filing with the Commission.

The Audit Committee:

Stephen P. Elker

James P. Dietz

Corporate Governance

The Board has adopted corporate governance policies and procedures that the Board believes are in the best interest of the Company and its stockholders, as well as, compliant with the Sarbanes-Oxley Act of 2002 and the Commission’s rules and regulations. In particular:

•	The majority of the Board are Independent Directors and all of the members of the Audit Committee are Independent Directors.

•	The Board has adopted a charter for the Audit Committee. One member of the Audit Committee is an “audit committee financial expert” under Commission rules.

•	The Audit Committee hires, determines compensation of, and decides the scope of services performed by the Company’s independent auditors.

•	The Company has adopted a Code of Business Conduct that applies to all directors and officers of the Company, as well as, all directors, officers and employees of the Company’s Advisor. The Code of Business Conduct sets forth the basic principles to guide their day-to-day activities.

•	The Company has adopted a Whistleblower Policy that applies to the Company and all employees of the Company’s Advisor, and establishes procedures for the anonymous submission of employee complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

The Company’s Code of Business Conduct and Whistleblower Policy are available on the Company’s website at http://CNLGrowthProperties.com/corporate-governance.stml.

Stockholder Communications

Stockholders who wish to communicate with a member or members of the Board may do so by addressing their correspondence to the Board member or members, c/o Holly J. Greer, Secretary, CNL Growth Properties, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. The Secretary will review and forward correspondence to the appropriate person or persons for response.

EXECUTIVE COMPENSATION

Board of Directors Report on Compensation

The following report of the Board does not constitute “soliciting material” and should not be deemed “filed” with the Commission or incorporated by reference into any other filing the Company makes under the Securities Act or the Exchange Act except to the extent the Company specifically incorporates this report by reference therein.

The Board reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this Proxy Statement (“CD&A”). Based on the Board’s review of the CD&A and the Board’s discussions of the CD&A with management, the Board approved including the CD&A in this proxy statement, and the Company’s 2015 Annual Report on Form 10-K for filing with the Commission.

The Board of Directors:

James M. Seneff, Jr.

Stephen P. Elker

James P. Dietz

Compensation Discussion and Analysis

The Company has no employees and all of its executive officers are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to the Company. The Company does not separately compensate its executive officers for their service as officers. The Company did not pay any annual salary or bonus or long-term compensation to its executive officers for services rendered in all capacities to the Company during the year ended December 31, 2015. See “Certain Relationships and Related Transactions” for a description of the fees paid and expenses reimbursed to the Advisor and its affiliates.

If the Company determines to compensate named executive officers in the future, the Board will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of the Company’s shares.

SECURITY OWNERSHIP

The following table sets forth, as of May 31, 2016, the number and percentage of outstanding shares beneficially owned by all persons known by us to own beneficially more than 5% of our common stock, by each director and executive officer and by all executive officers and directors as a group, based upon information furnished by such stockholders, directors and officers. Fractional shares are rounded to the nearest whole number. Except as noted below, the address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares
James M. Seneff, Jr. (1)	12,495	*
Thomas K. Sittema	38,311	—
Stephen P. Elker	—	—
James P. Dietz	—	—
Tammy J. Tipton	—	—
Holly J. Greer	604	*
Ixchell C. Duarte	—	—
Scott C. Hall	555	*
John F. Starr	785	*

All directors and executive officers as a group (9 persons)	52,750	*

*	Represents less than 1% of the outstanding shares of the Company’s common stock.
(1)	Represents shares held of record by our advisor, CNL Global Growth Advisors, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our equity securities that are registered under the Exchange Act, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission (such persons hereinafter referred to as “Reporting Persons”). Reporting Persons are required by the Commission’s regulations to furnish us with copies of all Forms 3, 4 and 5 that they file.

We do not have any stockholders who own more than 10% of our outstanding common stock. We believe, based upon a review of our records and reports filed with the Commission with respect to 2015 that our Reporting Persons complied with all Section 16(a) filing requirements during 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is externally advised and has no direct employees. Mr. James M. Seneff, Jr., Chairman of the Board, and/or certain of the Company’s executive officers hold similar positions with CNL Securities Corp., the managing dealer of the offerings and a wholly owned subsidiary of CNL (the “Managing Dealer”), the Advisor and their affiliates. In connection with services provided to the Company, affiliates are entitled to the following fees:

Managing Dealer –The Managing Dealer received selling commissions and marketing support fees of up to 7% and 3%, respectively, of gross offering proceeds for shares sold in the Company’s offerings, excluding shares sold pursuant to the Company’s distribution reinvestment plan, all or a portion of which may be paid to participating broker dealers by the Managing Dealer.

Advisor –The Advisor and certain affiliates are entitled to receive fees and compensation in connection with the acquisition, management and sale of the Company’s assets, as well as the refinancing of debt obligations of the Company or its subsidiaries. In addition, the Advisor and its affiliates are entitled to reimbursement of actual costs incurred on behalf of the Company in connection with the Company’s organizational, offering, acquisition and operating activities. Pursuant to the advisory agreement, the Advisor receives investment services fees equal to 1.85% of the purchase price of properties (including its proportionate share of properties acquired through joint ventures) for services rendered in connection with the selection, evaluation, structure and purchase of assets. For development properties, the Company pays the investment services fee to the Advisor based upon the estimated budget for the development project. Upon completion of the project, the Company trues up the investment services fee based upon actual amounts spent. In addition, the Advisor is entitled to receive a monthly asset management fee of 0.08334% of the real estate asset value (as defined in the advisory agreement) of the Company’s properties, including its proportionate share of properties owned through joint ventures, as of the end of the preceding month.

The Advisor may also receive a financing coordination fee for services rendered with respect to refinancing of any debt obligations of the Company or its subsidiaries equal to 1.0% of the gross amount of the refinancing.

Under the advisory agreement and the Company’s Charter, the Advisor will be entitled to receive certain subordinated incentive fees upon (a) sales of assets and/or (b) a listing (which would also include the receipt by the Company’s stockholders of securities that are approved for trading on a national securities exchange in exchange for shares of the Company’s common stock as a result of a merger, share acquisition or similar transaction). However, if a listing occurs, the Advisor will not be entitled to receive an incentive fee on subsequent sales of assets. The incentive fees are calculated pursuant to formulas set forth in both the advisory agreement and the Company’s Charter. All incentive fees payable to the Advisor are subordinated to the return to investors of their invested capital plus a 6% cumulative, noncompounded annual return on their invested capital. Upon termination or non-renewal of the advisory agreement by the Advisor for good reason (as defined in the advisory agreement) or by the Company other than for cause (as defined in the advisory agreement), a listing or sale of assets after such termination or non-renewal will entitle the Advisor to receive a pro-rated portion of the applicable subordinated incentive fee.

In addition, the Advisor or its affiliates may be entitled to receive fees that are usual and customary for comparable services in connection with the financing, development, construction or renovation of a property, subject to approval of the Board, including a majority of the Independent Directors.

Property Manager – Pursuant to a master property management agreement, CNL Global Growth Managers, LLC (the “Property Manager”) may receive property management fees of 4.3% of gross revenues for the Company’s properties managed by the Property Manager and the Property manager also received a property oversight fee of 0.2% of gross revenues (as defined by the master property management agreement) for oversight services over the entire portfolio of the Company’s properties. During the year ended December 31, 2015, the Property Manager received property management fees of approximately $0.1 million.

CNL Capital Markets Corp. – CNL Capital Markets Corp., an affiliate of CNL, received fees for investor set-up and annual maintenance for providing certain administrative services to the Company pursuant to a services agreement. These fees are presented in the table below in investor administrative service fees.

For the year ended December 31, 2015, the Company incurred the following fees and reimbursable expenses due to the Advisor and its affiliates:

Reimbursable expenses:
Investor administrative service fees	135,000
All other operating and acquisition expenses(1)	1,116,899

1,251,899

Investment services fees	609,370
Asset management fees	3,343,893
Property management fees	63,376

$5,268,538

FOOTNOTE

(1)	Includes $0.09 million for reimbursable expenses to the Advisor for services provided to the Company for its executive officers during the year ended December 31, 2015. The reimbursable expenses include components of salaries, benefits and other overhead charges.

The Company incurs operating expenses which, in general, are expenses relating to administration of the Company on an ongoing basis. Pursuant to the advisory agreement, the Advisor shall reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed, in any four consecutive fiscal quarters (the “Expense Year”) commencing with the Expense Year ended September 30, 2011, the greater of 2% of average invested assets or 25% of net income (as defined in the advisory agreement) (the “Limitation”), unless a majority of the Company’s Independent Directors determines that such excess expenses are justified based on unusual and non-recurring factors. Operating expenses did not exceed the Limitation for the Expense Year 2015.

The Company has continued to incur asset management fees and reimbursable expenses payable to the Advisor and its affiliate subsequent to December 31, 2015 and expects to continue to incur such amounts in the future.

Transactions with Other Related Parties – In 2013, Thomas K. Sittema joined the board of directors of Crescent Communities, LLC, formerly Crescent Resources, LLC (“Crescent”), a joint venture partner of the Company with four of its multifamily development projects. In 2015, three of the Company’s multifamily development projects with Crescent were sold but one remains a current joint venture with Crescent and the Company. In August 2014, Mr. Sittema began serving the Company as chief executive officer and president, and he serves as chief executive officer and president of the Company’s Advisor. In connection with the development of such projects, each consolidated joint venture has agreed to pay Crescent or its affiliates development fees based on a percent of the development costs of the applicable projects. During the year ended December 31, 2015, approximately $0.7 million in development fees payable to Crescent or its affiliates were incurred.

Additionally, during the year ended December 31, 2015, three joint ventures with which Crescent is a joint venture partner completed the sale of the respective properties held by the joint ventures. In connection therewith, in accordance with the respective joint venture agreements based on the Company having received certain minimum threshold returns, Crescent received a disproportionately higher share of net sales proceeds of approximately $45.0 million, which included a return of their invested capital in the joint ventures.

Policies Regarding Transactions with Certain Affiliates

Item 404 of the Commission’s Regulation S-K requires disclosure by the Company of any transaction between the Company and any related persons the amount of which exceeds $120,000 in which any related person had or will have a direct or indirect material interest. Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of the Company’s voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

In order to reduce or eliminate certain potential conflicts of interest, the Charter contains a number of restrictions relating to transactions between the Company and its Advisor or its affiliates or related parties. These restrictions include the following:

•	The Company may purchase or lease an asset or assets from the Company’s sponsor, the Advisor, a director, or any affiliate thereof only upon a finding by a majority of the Company’s directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to the sponsor, Advisor, director or affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any property to the Company exceed its current appraised value as determined by an independent third party appraiser.

•	The Company’s Advisor, its sponsor, a director or an affiliate thereof may purchase or lease assets from the Company if a majority of the Company’s directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

•	The Company may not make or invest in a loan secured by a mortgage on real property which is subordinate to the lien or other indebtedness of the Company’s Advisor, any director, the sponsor or an affiliate.

•	With respect to shares owned by the Company’s Advisor, the Company’s directors or any affiliate thereof, none of the Company’s Advisor, directors or any of their affiliates may vote or consent on matters submitted to the Company’s stockholders regarding the removal of the Company’s Advisor, directors or any of their affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Company’s Advisor, directors and any affiliates may not vote or consent, any shares owned by any of them will not be included.

•	The Company will not make loans to the Company’s sponsor, the Advisor, the directors or any affiliate thereof except (i) mortgage loans subject to restrictions governing loans contained in the Company’s Charter, or (ii) loans to the Company’s wholly owned subsidiaries.

•	The Company may not borrow money from the Company’s sponsor, the Advisor, the directors and any affiliate thereof, unless such borrowing is approved by a majority of the Company’s directors (including a majority of Independent Directors) not otherwise interested in such transaction as fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

•	Any agreement between the Company, its sponsor, the Advisor, a director or any affiliate thereof, the approval of which is not otherwise addressed in the Charter, other than the conversion or redemption of units of the Company’s operating partnership, may be effected only if a majority of the Company’s directors (including a majority of Independent Directors) not otherwise interested in such agreement approve such agreement as fair, competitive and commercially reasonable and no less favorable to the Company than comparable agreements between unaffiliated parties.

Certain public or private entities affiliated with CNL or the Company’s sponsor are bound by conflict resolution procedures that may impact the investments that are available to the Company. In particular, certain of these public and private affiliated entities, some of which invest in assets similar to those in which the Company may invest, require that if an investment opportunity becomes available which is suitable for such affiliated entities, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. For purposes of this conflict resolution procedure for these other entities, an investment opportunity will be considered “offered” when the opportunity is presented to the applicable board of directors for its consideration. In addition to various other factors, the determination as to whether or not an investment opportunity is suitable for more than one program will be determined based on the effect of the acquisition both on diversification of each program’s investments by types of properties and geographic area, and on diversification of the tenants of the properties, the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. A subsequent development regarding the investment opportunity, such as a delay in the closing of a property or a delay in the construction of a property, may cause any such investment to be more appropriate for an entity other than the entity which committed to make the investment. Although the Company is not bound by these conflict resolution procedures, the Company may be restricted by such procedures.

PROPOSAL FOUR—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers acted as the Company’s independent registered certified public accounting firm to audit the Company’s books and records for the fiscal year ended December 31, 2015. PricewaterhouseCoopers reports directly to the Company’s Audit Committee. The Audit Committee has recommended to the Board that PricewaterhouseCoopers be appointed as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016. Upon recommendation of the Audit Committee, the Board has approved the appointment of PricewaterhouseCoopers as the Company’s independent registered certified public accounting firm for the fiscal year ended December 31, 2016. Stockholder ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, by abstention, broker non-vote or by not submitting a proxy, have no impact on the outcome of the proposal.

Although not required by law or the Company’s governance documents, the Company believes ratification of this appointment is good corporate practice because the audit of the Company’s books and records is a matter of importance to the Company’s stockholders. If the Company’s stockholders do not ratify the appointment, the Company’s Audit Committee will reconsider the appointment of PricewaterhouseCoopers, but still may elect to retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the Company’s best interest and the best interest of the Company’s stockholders.

Representatives of PricewaterhouseCoopers are expected to be present at the 2016 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from the Company’s stockholders.

The Board unanimously recommends a vote “FOR” ratification of the appointment of

PricewaterhouseCoopers as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

Auditor Fees

PricewaterhouseCoopers serves as the Company’s principal accounting firm and audited the Company’s consolidated financial statements for the years ended December 31, 2015 and 2014.

The following table sets forth the aggregate fees billed by PricewaterhouseCoopers for 2015 and 2014 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table:

	2015	2014
Audit fees	$532,900	$461,808
Audit-related fees	$—	—
Tax fees	$149,180	81,096
All other fees	$—	—
Total fees	$682,080	$542,904

Audit Fees – Consists of professional services rendered in connection with the annual audit of our consolidated financial statements included in our annual reports on Form 10-K and quarterly reviews of our interim financial statements included in our quarterly reports on Form 10-Q. Audit fees also include fees for services performed by PricewaterhouseCoopers that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include consents related to our registration statements, assistance with and review of other documents filed with the Commission and accounting advice on completed transactions.

Audit-Related Fees – Consists of services related to audits of properties acquired, due diligence services related to contemplated property acquisitions and accounting consultations.

Tax Fees – Consists of services related to corporate tax compliance, including preparation and/or review of corporate tax returns, review of the tax treatments for certain expenses, tax due diligence relating to acquisitions, VAT services, REIT compliance and earnings and profit review.

All Other Fees – There were no professional services rendered by PricewaterhouseCoopers LLP that would be classified as other fees during the years ended December 31, 2015 and 2014.

Pre-Approval of Audit and Non-Audit Services

Under the Company’s Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors in order to assure that the provisions of such services do not impair the auditor’s independence. The policy, as described below and set forth in the Audit Committee charter sets forth conditions and procedures for such pre-approval of services to be performed by the independent auditor and utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

The annual audit services as well as all audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor), requires the specific pre-approval of the Audit Committee. The Audit Committee may, however, grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide (such as comfort letters or consents). The Audit Committee has pre-approved all tax services and may grant general pre-approval for those permissible non-audit services that it has classified as “all other services” because it believes such services are routine and recurring services, and would not impair the independence of the auditor.

The fee amounts for all services to be provided by the independent auditor are established annually by the Audit Committee, and any proposed service fees exceeding approved levels will require specific pre-approval by the Audit Committee. Requests to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by the independent auditor, the chief financial officer and the chief executive officer, and must include a joint statement as to whether, in their view, the request is consistent with the Commission’s rules on auditor independence.

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their discretion.

FUTURE STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to Be Considered for Inclusion in Our Proxy Materials.

Proposals that a stockholder intends to present at our 2017 annual meeting of stockholders (the “2017 Annual Meeting”) and wishes to be considered for inclusion in our proxy statement and form of proxy for the 2017 Annual Meeting must be received no later than the close of business (5:30 p.m. Eastern Time) on February 17, 2017, provided, however, if the date of the 2017 Annual Meeting is held more than 30 days from the anniversary of the date of the 2016 Annual Meeting, stockholder proposals under Rule 14a-8 must be received a reasonable time before we begin to print and send our proxy materials. All proposals must comply with Commission Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Corporate Secretary of the Company by mail at the address provided below. As the rules of the Commission make clear, simply submitting a timely proposal does not guarantee that the proposal will be included in the Company’s proxy statement and form of proxy for the 2017 Annual Meeting.

Requirements for Director Nominations and Other Stockholder Proposals to Be Brought Before the 2017 Annual Meeting of Stockholders.

Pursuant to our Third Amended and Restated Bylaws (the “Bylaws”), notice of any director nominations, as well as any proposal that a stockholder intends to present at the 2017 Annual Meeting, but does not intend to have included in our proxy statement and form of proxy for the 2017 Annual Meeting, must be received by our Corporate Secretary, at the address provided below, not more than 150 days nor less than 120 days prior to the first anniversary of the date of our 2016 Annual Meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or delayed more than 60 days from such anniversary date, stockholder’s notice must be delivered no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting. If the date of the annual meeting is not advanced or delayed more than 60 days from such anniversary date, any notice given by a stockholder pursuant to these provisions of the Bylaws must be received no earlier than the close of business on March 7, 2017, and not later than the close of business on April 6, 2017. To be in proper form, the notice must be submitted by a stockholder of record and must include the information required by the Bylaws with respect to each director nomination or proposal that the stockholder intends to present at the 2017 Annual Meeting. If you are a beneficial owner of shares held by a broker or custodian, you should contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.

Any proposals, notices, or information about proposed director candidates should be sent to our Secretary at CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida 32801.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Company stockholders may be “householding” the proxy statement. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that such broker will be “householding” communications, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies the applicable broker that it no longer wishes to participate in “householding.”

If, at any time, a stockholder no longer wish to participate in “householding” and would prefer to receive a separate proxy materials such stockholder should notify his, her or its broker. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

This proxy statement incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about the Company and our financial condition. The following documents, which were filed by the Company with the SEC, are incorporated by reference into this proxy statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on March 18, 2016;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed on May 9, 2016; and

•	Current Reports on Form 8-K filed on January 6, 2016; January 27, 2016, January 29, 2016, May 31, 2016 and June 17, 2016.

We also incorporate by reference the Plan of Dissolution attached to this proxy statement as Annex A and the opinion of value of CBRE Cap, the financial advisor to the Special Committee, attached to this proxy statement as Annex B.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to the Company at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, Attn: Client Services, or telephone 866-650-0650 or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 17, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

PLAN OF DISSOLUTION

CNL GROWTH PROPERTIES, INC.

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

1. Approval and Effectiveness of Plan. This Plan of Complete Liquidation and Dissolution (the “Plan”) of CNL Growth Properties, Inc., a Maryland corporation (the “Corporation”), has been approved by the Board of Directors of the Corporation (the “Board”) as being advisable and in the best interests of the Corporation and its stockholders (the “Stockholders”). The Board has directed that the Plan, and the sale of all or substantially all of the assets of the Corporation and the dissolution of the Corporation pursuant thereto, be submitted to the Stockholders for approval. The Plan shall become effective upon approval of the Plan, and the sale of all or substantially all of the assets of the Corporation and the dissolution of the Corporation pursuant thereto, by the Stockholders. The date of the Stockholders’ approval is hereinafter referred to as the “Effective Date.”

2. Voluntary Liquidation and Dissolution. On and after the Effective Date, the Corporation shall voluntarily liquidate and dissolve in accordance with Section 331 of the Internal Revenue Code of 1986, as amended, and the Maryland General Corporation Law (the “MGCL”). Pursuant to the Plan, the Corporation shall, acting for itself or in its capacity as the general partner of Global Growth, LP, a Delaware limited partnership (the “Operating Partnership”), sell, convey, transfer and deliver or otherwise dispose of all of the assets of the Corporation and cause the Operating Partnership to sell, convey transfer and deliver or otherwise dispose of all of the assets of the Operating Partnership in one or more transactions, without further approval of the Stockholders.

3. Sales of Assets.

(a) The Corporation, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized to sell or to cause the Operating Partnership and the subsidiaries of the Operating Partnership to sell, upon such terms as may be deemed advisable, any or all of their assets for cash, notes, redemption of equity or such other assets as may be conveniently liquidated or distributed to the Stockholders.

(b) The Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries shall not authorize or transfer assets pursuant to any sale agreement between the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries, on the one hand, and an affiliate of the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries, on the other hand, unless a majority of directors, including a majority of independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries, as the case may be.

4. Payment of Creditors; Distributions to Stockholders. Subject to Section 8 hereof, the proper officers of the Corporation are authorized and directed to proceed promptly to: (a) collect its assets; (b) dispose of such assets as are not to be distributed in kind to the Stockholders; (c) pay or create a reserve fund for the payment of or otherwise adequately provide for all of the liabilities and obligations of the Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries; (d) pay all expenses incidental to the Plan, including all counsel fees, accountants’ fees, advisory fees and such other fees and taxes as are necessary to effectuate the Plan; (e) cause the Operating Partnership to distribute its remaining assets, either in cash or in kind, to the limited and general partners of the Operating Partnership, in one or more distributions, in accordance with the terms and provisions of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership; (f) distribute all the remaining assets of the Corporation, either in cash or in kind, to the Stockholders in one or more distributions, in accordance with the terms and provisions of the charter of the Corporation; and (g) do every other act necessary or advisable to wind up the affairs of the Corporation, the Operating Partnership and its subsidiaries and to dissolve the Corporation, the Operating Partnership and its subsidiaries. Upon the sale or other disposition of the assets of the Corporation and the payment of, or provision for, all of the liabilities and obligations of the Corporation, the Corporation shall be deemed to have liquidated.

5. Reserve Fund. The Corporation, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized, but not required, to establish, or to cause the Operating Partnership to establish, one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses. Creation of a reserve fund may be accomplished by a recording in the Corporation’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Corporation is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Corporation, the liquidating trust referred to below or such other successor-in-interest to the Corporation as may then exist or, if no such entity is then in existence, shall be delivered to the abandoned property unit of the Maryland State Comptroller’s office. The Corporation may also create a reserve fund by any other reasonable means.

6. Insurance Policies. The Corporation is authorized, but not required, to procure for itself and/or as general partner to procure for the Operating Partnership, as appropriate, one or more insurance policies, in a reasonable amount and as may be deemed advisable, to cover unknown or unpaid liabilities and liquidating expenses and unascertained or contingent liabilities and expenses.

7. Articles of Dissolution. Upon assignment and conveyance of the assets of the Corporation to the Stockholders, in complete liquidation of the Corporation as contemplated by Sections 3 and 4 above, and the taking of all actions required under the laws of the State of Maryland in connection with the liquidation and dissolution of the Corporation, the proper officers of the Corporation are authorized and directed to file articles of dissolution with the State Department of Assessments and Taxation of Maryland (the “Department”) pursuant to Section 3-407 of the MGCL and to take all other appropriate and necessary action to dissolve the Corporation under Maryland law. Prior to filing articles of dissolution, the Corporation shall give notice to its known creditors and employees as required by Section 3-404 of MGCL (alternatively, the Board may determine that the Corporation has no employees or known creditors) and satisfy all other prerequisites to such filing under Maryland law. Upon the Department’s acceptance of the articles of dissolution for record, as provided by Section 3-408(a) of the MGCL, the Corporation shall be dissolved.

8. Effect and Timing of Distributions. Upon the complete distribution of all assets of the Corporation (the “Final Distribution”) to the holders of outstanding shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) and the dissolution of the Corporation as contemplated by Section 7 above, all such shares of Common Stock shall be canceled and no longer deemed outstanding and all rights of the holders thereof as Stockholders shall cease and terminate. The Corporation shall use commercially reasonable efforts to cause the liquidation and dissolution of the Corporation to occur and to make the Final Distribution to holders of outstanding shares of Common Stock no later than the second anniversary of the Effective Date.

9. Final Distribution as Distribution in Kind of Liquidating Trust Beneficial Interests. In the event that the Board deems it necessary or advisable in order to preserve the Corporation’s status as a REIT or otherwise avoid the payment of income tax, the Board deems it necessary or advisable in order to enable the Corporation to terminate its obligation to file quarterly reports and audited annual financial statements with the Securities and Exchange Commission (the “Commission”) or the Board determines it is otherwise advantageous or appropriate to do so, the Board may cause the Corporation to make the Final Distribution as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board deems appropriate in its sole discretion (provided only that any remaining outstanding units of limited partnership interest in the Operating Partnership have been completely redeemed prior to the transfer and assignment mentioned below), substantially as follows:

(a) The Corporation may create the Liquidating Trust under Maryland statutory or common law and may transfer and assign, and may, as general partner, cause the Operating Partnership to transfer and assign, to the Liquidating Trust all of the assets of the Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries of every sort whatsoever, including their unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries shall have no interest of any character in and to any such assets and all of such assets shall thereafter by held by the Liquidating Trust.

(b) Simultaneously with such transfer and assignment, shares of beneficial interest in the Liquidating Trust shall be deemed to be distributed to each holder of shares of Common Stock, all of whom shall automatically and without any need for notice or presentment be deemed to hold corresponding shares of beneficial interest in the Liquidating Trust. Such distribution of shares of beneficial interest in the Liquidating Trust shall constitute the Final Distribution of all of the assets of the Corporation to the Stockholders under Section 8 above.

(c) The initial trustees of the Liquidating Trust shall be designated by the Board.

(d) The declaration of trust or other instrument governing the Liquidating Trust (the “Declaration of Trust”) shall provide, among other things, that, immediately following such transfer, assignment and distribution, each share of beneficial interest in the Liquidating Trust shall have a claim upon the assets of the Liquidating Trust that is the substantial economic equivalent of the claims each share of Common Stock had upon the combined assets of the Corporation and the Operating Partnership immediately prior to the transfer, assignment and distribution. The Declaration of Trust shall further provide that the Liquidating Trust’s activities shall be limited to conserving, protecting and selling the assets transferred to it and distributing the proceeds therefrom, including holding such assets for the benefit of the holders of beneficial interests in the Liquidating Trust, temporarily investing such proceeds and collecting income therefrom, providing for the debts, liabilities and expenses of the Corporation and the Operating Partnership, making liquidating distributions to the holders of shares of beneficial interest in the Liquidating Trust and taking other actions as may be deemed necessary or appropriate by the trustees to conserve and protect the assets of the Liquidating Trust and provide for the orderly liquidation thereof.

(e) Approval of the Plan shall constitute the approval by the Stockholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Declaration of Trust as approved by the Board and the appointment of trustees selected by the Board.

10. Termination of Exchange Act Registration. Immediately prior to any transfer to the Liquidating Trust, or at such other time as the Board considers appropriate, the Board and the proper officers of the Corporation are authorized to cause the Corporation to file a Form 15 (or take other appropriate action) to terminate the registration of the Common Stock under the Securities Exchange Act of 1934, as amended.

11. Interpretation; General Authority. The Board, the trustees of the Liquidating Trust and the proper officers of the Corporation are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such actions, to give such notices to creditors, stockholders and governmental entities, to make such filings with governmental entities and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may, in their judgment, be necessary or advisable in order to wind up expeditiously the affairs of the Corporation and complete the liquidation and dissolution thereof, including, without limitation: (a) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of any or all property of the Corporation, the Operating Partnership, the Operating Partnership’s subsidiaries or the Liquidating Trust, whether real or personal, tangible or intangible; (b) the appointment of other persons to carry out any aspect of the Plan; and (c) the temporary investment of funds in such medium as the Board or the trustees of the Liquidating Trust may deem appropriate.

12. Director Compensation. The independent members of the Board shall continue to receive compensation until the Final Distribution, provided that they remain members of the Board.

13. Indemnification. The Corporation shall reserve sufficient assets and/or obtain or maintain such insurance (including, without limitation, directors and officers insurance) as shall be necessary or advisable to provide the continued indemnification of the directors, officers and agents of the Corporation and such other parties whom the Corporation has agreed to indemnify, to the maximum extent provided by the charter and bylaws of the Corporation, any existing indemnification agreement to which the Corporation is a party and applicable law. At the discretion of the Board, such insurance may include coverage for the periods after the dissolution of the Corporation, including periods after the termination of any Liquidating Trust, and may include coverage for trustees, officers, employees and agents of such Liquidating Trust.

14. Governing Law. The validity, interpretation and performance of the Plan shall be controlled by and construed under the laws of the State of Maryland.

15. Abandonment of Plan of Liquidation; Amendment. The Board may terminate the Plan for any reason. Notwithstanding approval of the Plan by the Stockholders, the Board or the trustees of the Liquidating Trust may modify or amend the Plan without further action by or approval of the Stockholders to the extent permitted under then current law.

ANNEX B

OPINION OF VALUE OF CBRE CAP

INVESTMENT BANKING	200 Park Avenue, Suite 2005 New York, NY 10166 www.cbrecap.com

May 5, 2016

STRICTLY CONFIDENTIAL

The Board of Directors of

CNL Growth Properties, Inc.

450 South Orange Avenue

Orlando, Florida 32801

Ladies and Gentlemen:

You have requested the opinion of CBRE Capital Advisors, Inc. (“CBRE Cap” or “we”) as to the estimated range of values per share to be received by the holders of common stock (the “Stockholders”) of CNL Growth Properties, Inc. (the “Company”) in relation to the proposed plan of liquidation and dissolution (the “Plan”) of the Company. We have been advised by the Company that the Plan calls for the sale of each of its real estate assets identified more specifically on Exhibit 1 (the “Properties”) or its ownership interests in each of the Properties. Following the sale or sales of the Properties, the Company intends to make one or more distributions of the proceeds from the sale of assets to the Stockholders in accordance with the Plan.

In connection with our review of the Plan and the preparation of our opinion herein, we have, among other things:

1.	reviewed the Plan (not including the four assets that were already sold and the proceeds of which, when added to available cash and refinancing proceeds, generated Stockholder distributions made in prior periods totaling $3.00 per share);

2.	reviewed a draft of the preliminary proxy statement to be provided to the Company’s Stockholders (the “Proxy Statement”) related to the Plan, which draft the Company has indicated to be in substantially the form intended to be filed with the Securities and Exchange Commission (the “SEC”) and distributed to Stockholders subject to any necessary modifications as a result of any comment letter issued by the SEC;

STRICTLY CONFIDENTIAL

The Board of Directors

CNL Growth Properties, Inc.

May 5, 2016

3.	reviewed the Company’s historical financials, including income statements, balance sheets, debt information and property-specific equity contribution and distribution schedules as of February 29, 2016 (the “Historical Financials”);

4.	reviewed the Company’s projected financials including income statements (the “Projected Financials”);

5.	reviewed underwriting development budgets and construction budgets prepared by the development partner in conjunction with the Company (the “Budgets”);

6.	reviewed property-specific joint venture / development agreements;

7.	reviewed Company Management’s (the “Advisor”) sub-portfolio composition and sale timing guidance;

8.	reviewed MAI appraisals that were commissioned by CBRE Cap from CBRE’s Advisory Valuation and Services Group and utilized in the Company’s Net Asset Valuation as of December 31, 2015 (the “MAI Appraisals”);

9.	reviewed other financial and operating information request from and/or provided by the Advisor, including operating cash flows, cash flow projections from the Company, cash flow projections based on the MAI appraisals, corporate-level costs such as general and administrative expenses and asset management fees, and estimates of transactions costs (the “Additional Financial Information”);

10.	reviewed the financial terms of recent transactions involving comparable properties in geographic locations and for uses comparable to the Properties;

11.	consulted with CBRE’s multifamily brokers; and

12.	performed such other analyses, and considered such other factors, as we considered appropriate.

CBRE Cap utilized the following sources in determining the major assumptions involved in its analysis:

1.	the MAI Appraisals;

2.	information and guidance provided by the Advisor;

3.	proprietary research, including geographic market and economic reports prepared by affiliates of CBRE Cap; and

4.	proprietary comparable transaction database maintained by affiliates of CBRE Cap and CBRE multifamily brokers.

STRICTLY CONFIDENTIAL

The Board of Directors

CNL Growth Properties, Inc.

May 5, 2016

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company or any other party, and we have no duty or responsibility to independently verify any of such information. We have not made, obtained, or sought an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, other than the MAI Appraisals. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company. We express no view as to any such forecasts, estimates or other information or data or the bases and assumptions on which they were prepared. We have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We have assumed, with your permission, that the final form of the Proxy Statement will be substantially similar to the draft reviewed by us, and that the Plan will be consummated in accordance with the terms of the Plan without waiver of any conditions thereof.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of May 5, 2016, and any material change in such circumstances and conditions would require a reevaluation of our opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision of the Company to effect the transactions contemplated by the Plan, the structure or tax consequences of the Plan, or the availability or advisability of any alternatives to the Plan. We did not structure the Plan. This letter does not express any opinion as to the likely valuation of the Company following the announcement or consummation of the Plan or the future value of the Properties, which may vary depending on numerous factors that generally impact the value of the Properties or the Company or on the financial condition of the Company at any time. Our opinion is limited to the estimated range of values per share in relation to the Plan. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Company and its Stockholders to approve or consummate the Plan. We also express no opinion with respect to the fairness of the amount or nature of any compensation, if any, to any of the Company’s directors, officers, principals, partners, stockholders or employees, or any class of such persons relative to others. In formulating our opinion, we have considered only what we understand to be the Plan as set forth in the Proxy Statement, and we have not considered, and this opinion does not address, any other payments, if any, that may be made to the Company or its employees or other stakeholders in connection with the Plan.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted procedures and considerations as we have deemed relevant, including (1) the review of (i) the Plan; (ii) the Proxy Statement; (iii) the Historical Financials; (iv) the Projected Financials; (v) the Budgets; (vi) the property-specific joint venture / development agreements; (vii) the Advisor’s sub-portfolio composition and sale timing guidance; (viii) the MAI Appraisals; (ix) the Additional Financial Information; (x) the financial terms of recent transactions involving comparable properties in geographies and for uses comparable to the Properties; (2) consultation with CBRE’s multifamily brokers; and (3) consideration of such other analyses and factors as we considered appropriate.

STRICTLY CONFIDENTIAL

The Board of Directors

CNL Growth Properties, Inc.

May 5, 2016

In arriving at this opinion, CBRE Cap did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, CBRE Cap believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion. The delivery of this opinion was approved by CBRE Cap’s Opinion Review Committee.

CBRE Cap is actively engaged in investment banking activities and is in the business of undertaking the valuation of commercial properties and related securities in connection with public offerings, private placements, business combinations and similar transactions. CBRE Cap has been engaged by the Company to deliver this opinion and will receive a fee upon the delivery of this opinion. In addition, the Company has agreed to indemnify CBRE Cap against certain liabilities arising out of this engagement and reimburse CBRE for certain expenses. In the two years prior to the date hereof, the Company has engaged CBRE Cap to provide valuation analyses of the Company as of December 31, 2013, December 31, 2014 and December 31, 2015. The Company also engaged CBRE affiliates to assist with the sale of the Company’s Gwinnett Center and Long Point properties. As part of the Company’s process of exploring strategic alternatives, in September 2015, the Company engaged CBRE Cap to act as exclusive financial advisor to assist with the process. Under the terms of the engagement, CBRE Cap will provide various financial advisory services, as requested by the Company and as customary for an engagement in connection with exploring strategic alternatives. Further, during the past two years, certain of the Company’s affiliates have engaged affiliates of CBRE primarily for various real estate-related services, and the Company anticipates that affiliates of CBRE will continue to provide similar real estate-related services in the future. In addition, certain affiliates of the Company’s advisor have engaged or expect to engage CBRE Cap to serve as their third party valuation advisor, and the Company may in its discretion engage CBRE Cap to assist the Board in future determinations of the Company’s estimated net asset value. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company and affiliates of the Advisor have engaged and may engage CBRE Cap or its affiliates in the future for valuations and commercial real estate-related services of various kinds, CBRE Cap believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap.

In the ordinary course of our business, CBRE Cap, its affiliates, directors and officers may trade or otherwise structure and effect transactions in the assets of the Company for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position, finance positions or otherwise structure and effect transactions in the Company’s assets.

CBRE Cap is an affiliate of CBRE Group, Inc. (“CBRE Group”), a parent holding company of affiliated companies (including CBRE Global Investors) that are engaged in the ordinary course of business in many areas related to commercial real estate and related services. Through CBRE Group’s affiliates, CBRE Group may have in the past, and may from time to time in the future, perform one or more roles in a transaction related to the Properties or the Company.

STRICTLY CONFIDENTIAL

The Board of Directors

CNL Growth Properties, Inc.

May 5, 2016

It is understood that this letter is for the information of the Company and its Stockholders in evaluating the Plan and does not constitute a recommendation to any Stockholder of the Company regarding how or whether said Stockholder should approve the Plan, nor is this letter intended to confer rights or remedies upon the Stockholders of the Company. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of CBRE Cap to any such party. This opinion is not to be used, reproduced, disseminated, quoted or referred to at any time, in any manner, or for any purpose by the Company, nor shall any public references to CBRE Cap be made by the Company (or its Stockholders, management, directors or attorneys) without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that as of May 5, 2016, the estimated range of values per share to be received by the Company’s Stockholders in relation to the Plan is $8.41 to $9.39, based on a share count of approximately 22,526,171 shares issued and outstanding as of December 31, 2015.

Very truly yours,

CBRE CAPITAL ADVISORS, INC.

By:	/s/ Scott Potter

Printed Name:	Scott Potter

Title:	President and Chief Compliance Officer

Exhibit 1

The Properties

Property Name	City	State
Whitehall Parc	Charlotte	NC
Aura Castle Hills	Lewisville	TX
Aura Grand	Katy	TX
Patterson Place	Durham	NC
Remington Fairfield	Cypress	TX
Roswell City Walk	Roswell	GA
Modera Spring Town	Spring	TX
Crescent Gateway	Altamonte Springs	FL
Aura at The Rim	San Antonio	TX
Oxford Square	Hanover	MD
Haywood Reserve	Greenville	SC
Aura on Broadway	Tempe	AZ
Bainbridge 3200	Suffolk	VA

ANNEX C

2016 FORM OF PROXY

CNL Growth Properties, Inc.

P.O. Box 4920

Orlando, FL 32802-4920

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the touch-tone prompts to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the touch-tone prompts.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

Register to receive all future stockholder communications electronically, instead of in print by mail. This means that the annual report, Proxy Statement, and other correspondence can be accessed via the Internet, including distribution statements and tax forms. To sign up to receive these mailings electronically, or to review or change your current delivery preferences, visit our website at www.CNLGrowthProperties.com/gopaperless.

CNL GROWTH PROPERTIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1. Approval of the plan of liquidation and dissolution of the Company (the “Plan of Dissolution”), including the sale of all of our assets and dissolution of the Company contemplated thereby.

For ☐	Against ☐	Abstain ☐

2. Approval of the adjournment of the annual meeting, even if a quorum is present, to solicit additional votes to approve the Plan of Dissolution proposal, if necessary.

For ☐	Against ☐	Abstain ☐

3. Election of three (3) directors, each for a term expiring at the 2017 annual meeting of stockholders and until his successor is duly elected and qualifies.

Nominees

01) Thomas K. Sittema

02) Stephen P. Elker

03) James P. Dietz

For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

4. Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2016.

For ☐	Against ☐	Abstain ☐

5.	Transaction of such other business as may properly come before the 2016 Annual Meeting or any adjournment thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying proxy statement and notice of the 2016 Annual Meeting and our 2015 Annual Report to Stockholders with respect to our 2015 fiscal year, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the 2016 Annual Meeting. This proxy may be revoked at any time before it is exercised.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated.  ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

[PLEASE SIGN WITHIN BOX] Date                             Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

The Proxy Statement and the 2015 Annual Report to Stockholders are available at:

www.proxyvote.com

PROXY

CNL GROWTH PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints each of Thomas K. Sittema and James M. Seneff, Jr., each of them as proxies with full power of substitution in each to attend, for and in the name of the undersigned to appear and vote all shares of common stock of CNL Growth Properties, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 4, 2016 at 9:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof, with all powers the undersigned would have if personally present, hereby revoking all proxies previously given.

The votes entitled to be cast by the undersigned will be cast as directed. If the Proxy is executed, but no direction is given, the votes entitled to be cast by the undersigned will be cast “FOR ALL” or “FOR” the proposals stated.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side